                                                                   EXHIBIT 10.46

                             CONTRIBUTION AGREEMENT

                                    between

                          PAH ACQUISITION CORPORATION
                             a Virginia corporation

                                      and

                                  ("Patriot")

                                      and

                   HOUSTON GREENSPOINT HOTEL ASSOCIATES, L.P.
                          a Texas limited partnership

                                ("Greenspoint")

                               TABLE OF CONTENTS


                                                                                                                  Page

ARTICLE I                                  DEFINITIONS
                                      1.1  Definitions.................................................            1

ARTICLE II                                 CONTRIBUTION OF PROPERTY; DEPOSIT; ACCOUNTING FOR
                                           CONTRIBUTION VALUE; TITLE

                                      2.1  Contribution of Property....................................            8
                                      2.2  Contribution Procedures.....................................            8
                                      2.3  Deposit.....................................................            8
                                      2.4  Submission Matters and Title Information....................            9
                                      2.5  Conditional Additional Contribution Value...................           12

ARTICLE III                                GREENSPOINT'S REPRESENTATIONS AND WARRANTIES
                                      3.1  Organization and Power......................................           13
                                      3.2  Authorization and Execution.................................           13
                                      3.3  Non-contravention...........................................           13
                                      3.4  Title To Real Property......................................           13
                                      3.5  No Special Taxes............................................           13
                                      3.6  Compliance with Existing Laws...............................           13
                                      3.7  Personal Property...........................................           14
                                      3.8  Operating Agreements........................................           14
                                      3.9  Insurance...................................................           14
                                     3.10  Condemnation Proceedings; Roadways..........................           14
                                     3.11  Actions or Proceedings......................................           14
                                     3.12  Labor and Employment........................................           14
                                     3.13  Financial Information and Submission Matters................           15
                                     3.14  Submission Matters..........................................           15
                                     3.15  Bankruptcy..................................................           15
                                     3.16  Hazardous Substances........................................           15
                                     3.17  Intentionally Deleted.......................................           15
                                     3.18  Occupancy Agreements........................................           15
                                     3.19  Leased Property.............................................           16
                                     3.20  Americans With Disabilities Act.............................           16
                                     3.21  Structural Condition........................................           16
                                     3.22  Zoning and Platting.........................................           16
                                     3.23  Access......................................................           16
                                     3.24  No Commitments..............................................           16
                                     3.25  Greenspoint Is Not a "Foreign Person".......................           16
                                     3.26  No Other Property Interests.................................           16
                                     3.27  Investment Representations and Warranties...................           17
                                     3.28  Existing Secured Indebtedness...............................           18
                                     3.29  Space Leases................................................           18


                                     3.30  Relationship to Certain Parties.............................           18
                                     3.31  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES                          18


ARTICLE IV                                 PATRIOT'S REPRESENTATIONS AND WARRANTIES
                                      4.1  Organization and Power......................................           20
                                      4.2  Authority of Patriot........................................           20
                                      4.3  Non-contravention...........................................           20
                                      4.4  Litigation..................................................           20
                                      4.5  Bankruptcy..................................................           20

ARTICLE V                                  CONDITIONS PRECEDENT
                                      5.1  As to Patriot's Obligations.................................           21
                                      5.2  As to Greenspoint's Obligations.............................           22
                                      5.3  As to Patriot's and Greenspoint's Obligations...............           23

ARTICLE VI                                 COVENANTS OF GREENSPOINT
                                      6.1  Operating Agreements and Occupancy Agreements...............           23
                                      6.2  Warranties and Guaranties...................................           24
                                      6.3  Insurance...................................................           24
                                      6.4  Independent Audit...........................................           24
                                      6.5  Operation of Property Prior to Closing......................           25
                                      6.6  No Marketing................................................           26
                                      6.7  Employees...................................................           26
                                      6.8  Prepayment of Existing Secured Indebtedness.................           26
                                      6.9  Required Financing Expenses.................................           26
                                     6.10  Issuance of Units Expenses..................................           26
                                     6.11  Cooperation on Tax Matters..................................           27
                                     6.12  Information Regarding and Restrictions on Beneficial Ownership of
                                           Units ......................................................           27

ARTICLE VII                                COVENANTS OF PATRIOT
                                      7.1  Required Debt...............................................           27
                                      7.2  Required Financing..........................................           28
                                      7.3  Indemnity by Patriot........................................           28

ARTICLE VIII                               CLOSING
                                      8.1  Closing.....................................................           29
                                      8.2  Greenspoint's Deliveries....................................           29
                                      8.3  Patriot's Deliveries........................................           32
                                      8.4  Mutual Deliveries...........................................           33
                                      8.5  Closing Costs...............................................           33
                                      8.6  Revenue and Expense Allocations.............................           33

ARTICLE IX                                 GENERAL PROVISIONS
                                      9.1  Condemnation................................................           35

                                      9.2  Risk of Loss................................................           36
                                      9.3  Absence of Broker...........................................           36
                                      9.4  Bulk Sale...................................................           37
                                      9.5  Confidentiality.............................................           37
                                      9.6  Greenspoint's Accounts Receivable...........................           37

ARTICLE X                                  LIABILITY OF PATRIOT; INDEMNIFICATION BY
                                           GREENSPOINT; DEFAULT; TERMINATION RIGHTS
                                     10.1  Liability of Patriot........................................           38
                                     10.2  Indemnification by Greenspoint..............................           38
                                     10.3  Indemnification by Patriot..................................           38
                                     10.4  Default by Greenspoint/Failure of Conditions Precedent......           39
                                     10.5  Default by Patriot/Failure of Conditions Precedent..........           39
                                     10.6  Costs and Attorneys' Fees...................................           40
                                     10.7  Limitation of Liability.....................................           40

ARTICLE XI                                 MISCELLANEOUS PROVISIONS
                                     11.1  Completeness; Modification..................................           40
                                     11.2  Assignments.................................................           40
                                     11.3  Successors and Assigns......................................           40
                                     11.4  Days........................................................           40
                                     11.5  Governing Law...............................................           40
                                     11.6  Counterparts................................................           40
                                     11.7  Severability................................................           41
                                     11.8  Costs.......................................................           41
                                     11.9  Notices.....................................................           41
                                    11.10  Escrow Agent................................................           42
                                    11.11  Incorporation by Reference..................................           42
                                    11.12  Survival....................................................           42
                                    11.13  Further Assurances..........................................           42
                                    11.14  No Partnership..............................................           43
                                    11.15  Time of Essence.............................................           43
                                    11.16  Signatory Exculpation.......................................           43
                                    11.17  Rules of Construction.......................................           43

EXHIBITS
- --------
Exhibit A  -       Land
Exhibit B  -       Surveyor's Certificate
Exhibit C  -       Other Properties
Exhibit D  -       Prospective Subscriber Questionnaire
Exhibit E  -       Letter Agreement Regarding Lock-up Period
Exhibit F  -       Intentionally Deleted
Exhibit G  -       Registration Rights Agreement
Exhibit H  -       Release Regarding Tax Advice
Exhibit I  -       Wyndham Comfort Letter

SCHEDULES
- ---------
Schedule 1  -       Authorizations
Schedule 2  -       Intentionally Deleted
Schedule 3  -       Occupancy Agreements
Schedule 4  -       Operating Agreements
Schedule 5  -       Existing Secured Indebtedness
Schedule 6  -       Personal Property Leases

                             CONTRIBUTION AGREEMENT
                             ----------------------


     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of this 11th day
                                        ---------
of July, 1996, between PAH ACQUISITION CORPORATION, a Virginia corporation or its permitted assigns ("Patriot"), and HOUSTON GREENSPOINT HOTEL ASSOCIATES,
                        -------
L.P., a Texas limited partnership ("Greenspoint").
                                    -----------

                             R E C I T A T I O N S:

     A. Greenspoint is the owner of that certain real property known as the "Wyndham Greenspoint, Houston", situate, lying and being in Harris County, State of Texas.

     B. The Operating Partnership is desirous of acquiring such hotel property from Greenspoint and Greenspoint is desirous of contributing such hotel property to Patriot, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

      1.1 Definitions.  The following terms shall have the indicated meanings:
          -----------

          "Act of Bankruptcy" shall mean if a party hereto or any general
           -----------------
partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

          "Advance Bookings" shall mean reservations made by Greenspoint prior
           ----------------
to Closing for Hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other Hotel services to be provided after Closing, in the ordinary course of business.

          "Affiliated Company" means any other entity which is, along with a
           ------------------
party and/or its management company, a member of a controlled group of corporations or a controlled group of trades or businesses (as defined in Section 414(b) or (c) of the Internal Revenue Code), any entity which along with such party and/or its management company is included in an affiliated service group as defined in Section 414(m) of the Internal Revenue Code, and any other entity which is required to be aggregated with such party and/or its management company pursuant to Treasury Regulations under Section 414(o) of the Internal Revenue Code.

          "Applicable Laws" shall mean any applicable building, zoning,
           ---------------
subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

          "Assignment and Assumption Agreement" shall mean one or more
           -----------------------------------
assignment and assumption agreements whereby (a) Greenspoint (1) assigns and Patriot's lessee assumes the Operating Agreements, Space Leases and Personal Property Leases that have not been terminated prior to Closing in accordance herewith, (2) assigns all of Greenspoint's right, title and interest in and to the Intangible Personal Property, to the extent assignable, and (3) indemnifies, defends and holds Patriot and Patriot's lessee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Operating Agreements, Space Lease and Personal Property Leases before the Closing Date; and (b) Patriot's lessee indemnifies, defends and holds Greenspoint harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Operating Agreements, Space Lease and Personal Property Leases from and after the Closing Date.

          "Assignment of Occupancy Agreements" shall mean the assignment
           ----------------------------------
agreement, in recordable form, whereby (a) Greenspoint (1) assigns and Patriot's lessee assumes all of Greenspoint's right, title and interest in and to the Occupancy Agreements, and (2) indemnifies, defends and holds Patriot and Patriot's lessee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Occupancy Agreements before the Closing Date; and (b) Patriot's lessee indemnifies, defends and holds Greenspoint harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Occupancy Agreements from and after the Closing Date.

          "Authorizations" shall mean all licenses, permits and approvals
           --------------
required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof, which Authorizations are more particularly described on
Schedule 1 attached hereto and made a part hereof.
- ----------

          "Bill of Sale - Personal Property" shall mean one or more bills of
           --------------------------------
sale conveying title to the Tangible Personal Property from Greenspoint to Patriot (as Patriot shall specify).

          "Closing" shall mean the Closing of the purchase and sale of the
           -------
Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.

          "Closing Date" shall mean the date on which the Closing occurs.
           ------------

          "Closing Documents" shall mean the documents defined as such in
           -----------------
Section 8.1 hereof.
- -----------

          "Conditional Additional Contribution Value" shall have the meaning
           -----------------------------------------
ascribed to such term in Section 2.5 hereof.
                         -----------

          "Contribution Value" shall mean $44,000,000.00 to be accounted for in
           ------------------
the manner described in Section 2.2 hereof and subject to adjustment as set
                        -----------
forth herein.

          "Deed" shall mean that certain deed conveying title to the Real
           ----
Property with special warranty covenants of title from Greenspoint to Patriot, in recordable form, and subject only to Permitted Title Exceptions. If there is any difference between the description of the Land, as shown on Exhibit A
                                                                ---------
attached hereto and the description of the Land as shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Title Commitment shall conform to the description shown on the Survey.

          "Deposit" shall mean all amounts deposited from time to time with
           -------
Escrow Agent by Patriot pursuant to Section 2.3 hereof.  All cash Deposits shall
                                    -----------
be invested by Escrow Agent in a commercial bank or banks acceptable to Patriot at money market rates, or in such other investments as shall be approved in writing by Greenspoint and Patriot. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

          "Effective Date" shall mean the date this Agreement has been fully
           --------------
executed and delivered by all parties hereto.

          "Environmental Damages" shall mean all third-party claims, judgments,
           ---------------------
damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

          "Environmental Requirements" shall mean (i) all applicable statutes,
           --------------------------
regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials, including, without limitation: (a) all requirements thereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (b) all requirements pertaining to the protection of the health and safety of employees or the public from Hazardous Materials.

          "Escrow Agent" shall mean Unity Title Company, whose address is 2610
           ------------
Maxus Energy Tower, 717 North Harwood Street, Dallas, Texas 75201 (telephone
(214) 969-5300, fax (214) 969-5348).

          "Existing Secured Indebtedness" means that certain indebtedness
           -----------------------------
secured by liens, assignments or security interests, encumbering all or any part of the Property, which Existing Secured Indebtedness is described on Schedule 5
                                                                     ----------
attached hereto and made a part hereof.

          "Financial Information" shall mean the financial information defined
           ---------------------
as such in Section 3.13 hereof.
           ------------

          "FIRPTA Certificate" shall mean the affidavit of Greenspoint under
           ------------------
Section 1445 of the Internal Revenue Code, as amended, certifying that Greenspoint is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), in form and substance satisfactory to Patriot.

          "Governmental Authority" shall mean any federal, state, county,
           ----------------------
municipal or
other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them, having jurisdiction over Patriot or the Project.

          "Greenspoint's Organizational Documents" shall mean the current
           --------------------------------------
partnership agreement and certificate of limited partnership and all amendments thereto of Greenspoint and its general partners.

          "Hazardous Materials" shall mean any chemical substance: (i) which is
           -------------------
or becomes defined as a "hazardous substance," "hazardous waste," "hazardous material," "pollutant," "contaminant," or "toxic," "explosive," "corrosive," "flammable," "infectious," "radioactive," "carcinogenic," or "mutagenic" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains drinking biphenyls or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (iv) without limitation, radon gas.

          "Hotel" shall mean the 472-room hotel and related amenities located on
           -----
the Land.

          "Improvements" shall mean the Hotel and all other buildings,
           ------------
improvements, fixtures and other items of real estate located on the Land.

          "Insurance Policies" shall mean all policies of insurance maintained
           ------------------
by or on behalf of Greenspoint pertaining to the Property, its operation, or any part thereof.

          "Intangible Personal Property" shall mean all intangible personal
           ----------------------------
property owned or possessed by Greenspoint and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (1) the Authorizations, (2) utility and development rights and privileges, business records, plans and specifications pertaining to the Real Property and the Personal Property, (3) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway which was not effective prior to the Effective Date, and (4) the share of the Rooms Ledger determined under Section 8.6 hereof, excluding (a) any of the aforesaid rights Patriot
      -----------
elects not to acquire, (b) cash reserves for FF&E, taxes and insurance, and (c) accounts receivable except for the above described share of the Rooms Ledger.

          "Invested Capital" shall have the meaning ascribed to such term in
           ----------------
Section 2.5 hereof.
- -----------

          "Land" shall mean that certain parcel of real estate lying and being
           ----
in Harris County, Texas, as more particularly described on Exhibit A attached
                                                           ---------
hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Greenspoint therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

          "Lease" means the lease of the Hotel which has been approved by Lessor
           -----
and Lessee and is to be entered by Lessor and Lessee in accordance with Section
                                                                        -------
8.4(d) hereof.
- ------

          "Leased Property" shall mean all leased items of Tangible Personal
           ---------------
Property.

          "Lessee" means Crow Hotel Lessee, Inc., a Texas corporation.
           ------

          "Lessor" means Patriot or its assignee.
           ------

          "Manager" shall have the meaning ascribed to such term in Section
           -------                                                  -------
5.11(e) hereof.
- -------

          "Net Rent" shall have the meaning ascribed to such term in Section 2.5
           --------                                                  -----------
hereof.

          "Occupancy Agreements" shall mean all leases, concession or occupancy
           --------------------
agreements in effect with respect to the Real Property under which any tenants (other than Hotel guests) or concessionaires occupy space upon the Real Property, which Occupancy Agreements are described on Schedule 3 attached hereto
                                                      ----------
and made a part hereof.

          "Operating Agreements" shall mean all management, service, supply and
           --------------------
maintenance contracts, if any, in effect with respect to the Property and all other contracts (other than the Occupancy Agreements and the Space Lease) that affect the Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of the Property, which Operating Agreements are described on Schedule 4 attached hereto and made a part hereof.
                 ----------

          "Operating Partnership" shall mean Patriot American Hospitality
           ---------------------
Partnership, L.P., a Virginia limited partnership.

          "Other Agreement of Purchase and Sale" means that certain Agreement of
           ------------------------------------
Purchase and Sale of even date herewith for the Other Property entered into by Patriot and an affiliate of Greenspoint.

          "Other Lease Agreement" means that certain lease of the hotel to be
           ---------------------
acquired on the Closing Date by Patriot pursuant to the Other Agreement of Purchase and Sale between Lessor, as lessor, and Lessee, as lessee.

          "Other Property" means that certain hotel described on Exhibit C
           --------------                                        ---------
attached hereto and made a part hereof.

          "Owner's Title Policy" shall mean an owner's policy of title insurance
           --------------------
issued to Patriot by the Title Company, pursuant to which the Title Company insures Patriot's ownership of fee simple title to the Real Property (including the indefeasibility thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure Patriot in the amount of the Contribution Value and shall be reasonably acceptable in form and substance to Patriot. Patriot may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to the Property in the State where the Property is situated. The description of the Land in the Owner's Title Policy shall be by courses and distances or by reference to a legal, subdivided lot and shall be identical to the description shown on the Survey.

          "Patriot's Objections" shall mean the objections defined as such in
           --------------------
Section 2.4(c) hereof.
- --------------

          "Pay-Off Letters" shall have the meaning ascribed to such term in
           ---------------
Section 5.1(l) hereof.
- --------------

          "Permitted Title Exceptions" shall mean those exceptions to title to
           --------------------------
the Real Property that are satisfactory to Patriot or deemed satisfactory to Patriot pursuant to Section 2.4(c) hereof.
                    --------------

          "Personal Property" shall mean collectively the Tangible Personal
           -----------------
Property and the Intangible Personal Property.

          "Personal Property Leases" shall mean the leases pursuant to which
           ------------------------
Greenspoint leases the Leased Property, which Personal Property Leases are described on Schedule 6 attached hereto and made a part hereof.
             ----------

          "Property" shall mean collectively the Real Property and the Personal
           --------
Property.

          "Real Property" shall mean the Land and the Improvements.
           -------------

          "Registration Rights Agreement" shall mean the agreement in the form
           -----------------------------
of Exhibit G hereto.
   ---------

          "Required Financing" shall have the meaning ascribed to such term in
           ------------------
Section 7.2 hereof.
- -----------

          "Rooms Ledger" shall mean the final night's room revenue (revenue from
           ------------
rooms occupied as of 12:01 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which shall be retained by Greenspoint), including any sales taxes, room taxes or other taxes thereon.

          "Space Leases" shall mean (a) that certain Lease Agreement dated
           ------------
October 18, 1988, between Wyndham Hotel Company Ltd., as tenant, and Greenspoint Plaza Limited Partnership, as landlord, regarding certain space in the Greenspoint Gallery I Shopping Center, as amended and (b) that certain Parking Easement Agreement by and between Greenspoint Hotel Company and Friendswood Development Company dated April 22, 1983, regarding the Parking Garage (defined therein) and other matters, filed of record on May 3, 1983, under Harris County Clerk's File No. H926706.

          "Submission Matters" shall mean all items Greenspoint is required to
           ------------------
deliver to Patriot or make available to Patriot for its review pursuant to

Section 2.4(a) hereof.
- --------------

          "Survey" shall mean the survey defined as such in and prepared
           ------
pursuant to Section 2.4(c) hereof.
            --------------

          "Tangible Personal Property" shall mean the items of tangible personal
           --------------------------
property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature (including cash-on-hand and petty cash funds) located on or used or useful in the operation of the Hotel and owned by Greenspoint, including, without limitation, unopened inventories of food and beverages and the stock of linens, towels, paper goods, soaps, cleaning supplies, china, glassware, silverware, tablecloths, napkins, television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bed spreads and miscellaneous guest supplies, engineering cleaning supplies and the like.

          "Title Commitment" shall mean the title commitment and exception
           ----------------
documents defined as such in Section 2.4(c) hereof.
                             --------------

          "Title Company" shall mean Escrow Agent on behalf of Commonwealth Land
           -------------
Title Insurance Company or other title insurance underwriter selected by Patriot.

          "UCC Reports" shall mean the reports defined as such in Section 2.4(c)
           -----------                                            --------------
hereof.

          "Units" shall mean "Partnership Units" in the Operating Partnership,
           -----
as defined and described in the partnership agreement of the Operating Partnership.

          "Utilities" shall mean public sanitary and storm sewers, natural gas,
           ---------
telephone, public water facilities, electrical facilities and all other utility facilities and services necessary or appropriate for the operation and occupancy of the Property as a hotel.

          "Warranties and Guaranties" shall mean all warranties and guaranties
           -------------------------
relating to the Improvements, the Reservation System or the Tangible Personal Property or any part thereof, if any.



  ARTICLE II
 -----------
                 CONTRIBUTION OF PROPERTY; DEPOSIT; ACCOUNTING
                 ---------------------------------------------
                         FOR CONTRIBUTION VALUE; TITLE
                         -----------------------------

      2.1 Contribution of Property.  In consideration of, and subject to, the
          ------------------------
terms and conditions hereinafter set forth, Greenspoint shall contribute to Patriot the Property.

      2.2 Contribution Procedures.  When the conditions to Closing set forth in
          -----------------------
Article V have been satisfied, the following shall occur and the transaction
- ---------
contemplated hereby will be treated as a contribution to Patriot for federal income tax purposes:

          (a) Contribution of Property.  Greenspoint shall contribute the
              ------------------------
Property to Patriot pursuant to the terms hereof.

          (b) Delivery of Units.  In consideration of the contribution of the
              -----------------
Property to Patriot, Patriot shall deliver to Greenspoint the number of Units calculated by dividing $500,000.00 by the average of the closing prices of the common stock of Patriot American Hospitality, Inc. on the New York Stock Exchange for each of the five (5) business days immediately preceding the Closing Date and rounding the resulting number of Units to the nearest integer (.50 rounded down).

          (c) Patriot shall assume the Existing Secured Indebtedness, provided the principal balance of the Existing Secured Indebtedness shall be refinanced by Patriot as hereinafter provided.

          (d) The Deposit shall be refunded to Patriot on the Closing Date if not sooner returned pursuant to the terms of this Agreement.

      2.3 Deposit.  Within three (3) days after the execution hereof by both
          -------
Greenspoint and Patriot and as a condition precedent to the effectiveness of this Agreement, Patriot shall deliver to Escrow Agent (i) a wire transfer or check in the sum of Fifty Dollars ($50.00) payable to the order of Greenspoint representing the independent consideration for Greenspoint's execution of this Agreement (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Greenspoint) and (ii) a demand note in the amount of $343,749.97 executed by the Operating Partnership, payable to the order of Greenspoint (the "Deposit"). Escrow Agent shall hold the Deposit
                           -------
pursuant to the terms, conditions and provisions of this Agreement. The Deposit shall be either (a) returned to Patriot pursuant hereto, or (b) paid to Greenspoint pursuant to Section 10.5 hereto.
                        ------------

     2.4  Submission Matters and Title Information.
          ----------------------------------------

          (a) Greenspoint has delivered the following to Patriot:

               (1) Copies of the Space Leases and all Occupancy Agreements in effect as of the date of this Agreement.

               (2) To the extent in Greenspoint's possession or reasonably available to Greenspoint, copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property. For the purpose of this Agreement any Submission Matters in the possession of Greenspoint's management company shall be deemed to be "reasonably available to Greenspoint."

               (3) A complete list of advance reservations and room bookings for the Property.

               (4) Complete copies of all such Operating Agreements.

               (5) A schedule setting forth the type and amounts of insurance coverage maintained by Greenspoint with respect to the Property as of the date of this Agreement and complete copies of all such Insurance Policies.

               (6) To the extent in Greenspoint's possession or reasonably available to Greenspoint, financial and operating statements for the Property for the previous three (3) calendar years and the year to date.

               (7) The operating and capital expenditure budget for the Property for the current calendar year and, to the extent in Greenspoint's possession or reasonably available to Greenspoint, for the previous three
     (3) calendar years.

               (8) A complete list of all Leased Property and complete copies of all Personal Property Leases.

               (9) To the extent in Greenspoint's possession or reasonably available to Greenspoint, copies of invoices for all ad valorem taxes and special assessments assessed against the Property for the current calendar year and prior three calendar years, either statements for Utilities payable for the current calendar year and any prior years (if available at the Hotel or in the Dallas, Texas office of Greenspoint's current manager of the Hotel) or such other information which Greenspoint may have in its or Greenspoint's current manager's possession itemizing the payment of utilities for the Hotel, and any information in Greenspoint's possession or reasonably available to Greenspoint regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

               (10) To the extent in Greenspoint's possession or reasonably available to Greenspoint, a complete list of all Warranties and Guaranties in effect as of the date of this Agreement and complete copies of all such Warranties and Guaranties.

               (11) Copies of all soil tests, structural engineering tests, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Greenspoint's possession or reasonably available to Greenspoint.

               (12) If in Greenspoint's possession or reasonably available to Greenspoint, Greenspoint will make available to Patriot at the Property or at the office's of Greenspoint's current manager in Dallas, Texas, copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

               (13) If in Greenspoint's possession or reasonably available to Greenspoint, Greenspoint will make available to Patriot at the Property or at the office's of Greenspoint's current manager in Dallas, Texas, copies of as-built plans and specifications for the Property.

               (14) Parking, structural, mechanical or other engineering reports or engineering studies related to the Property, if any, in Greenspoint's possession or reasonably available to Greenspoint.

               (15) If in Greenspoint's possession or reasonably available to Greenspoint, copies of any title insurance policies covering the Real Property and any surveys of all or any portion of the Property.

Until the Closing, Greenspoint shall make available to Patriot, its agents, auditors, engineers, attorneys, potential lessees and other designees, for inspection and/or copying, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and reviews, books, records, tax returns, bank statements, financial statements, advance reservations and room bookings and function bookings, rate schedules and any and all other materials or information relating to the Property which are in, or come into, Greenspoint's possession or control or are otherwise reasonably available to Greenspoint.

          (b) Patriot shall give Greenspoint reasonable oral or written notice of all proposed inspections to be undertaken on the Property. Greenspoint's prior oral or written consent shall be required (but shall not be unreasonably withheld or delayed) only as to Patriot's undertaking of invasive testing at the Property, and such testing and inspections shall be coordinated with the general manager of the Hotel. Any such inspection or activity shall (i) not unreasonably interfere with the operation of the Property and (ii) shall be conducted at such times and in such manner as to not unreasonably disturb the guests of the Hotel. Greenspoint shall have the right to designate a representative to accompany Patriot's employees, agents, and independent contractors on any such inspections. Patriot shall indemnify and defend Greenspoint against any loss, damage or claim for personal injury or property damage arising from the negligent or willful acts upon the Real Property by Patriot or any agents, contractors or employees of Patriot. Patriot, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Patriot. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

          (c) Greenspoint has delivered to Patriot, at Greenspoint's sole cost and expense, two copies to Patriot's attorneys, Akin, Gump, Strauss, Hauer & Feld, L.L.P., a Survey of the Land and the Improvements, prepared by a Surveyor licensed to practice as such in the State where the Land is located and reasonably acceptable to Patriot, bearing a date not earlier than thirty (30) days from the date of its delivery, containing the certificate attached hereto as Exhibit B, and substantially conforming to the requirements set forth in such
   ---------
certificate. Greenspoint has caused the Title Company to furnish to Patriot, at Greenspoint's sole cost and expense, (i) a title insurance commitment bearing an effective date subsequent to the date of this Agreement issued by the Title Company covering the Real Property, binding the Title Company to issue its Owner's Policy of Title Insurance, in form approved for use in the state where the Property is located in favor of Patriot, showing title to be held currently by Greenspoint in a good, indefeasible and insurable condition, together with legible copies of all documents identified in such title insurance commitment as exceptions to title certified as true and complete by the Title Company (collectively, the "Title Commitment"), and (ii) reports of searches of the
                    ----------------
Uniform Commercial Code records of both the county and State in which the Property is located (collectively, the "UCC Reports") with respect to the state
                                        -----------
of title to the Property. Patriot has notified Greenspoint of any matters shown on the Survey or identified in the Title Commitment or the UCC Reports that Patriot is unwilling to accept (collectively, "Patriot's Objections"). If any
                                               --------------------
of Patriot's Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Greenspoint shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Patriot's Objections) at or prior to Closing all of such Patriot's Objections. Greenspoint shall not, after the date of this Agreement, subject the Real Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Patriot's prior written consent unless same are discharged at or prior to Closing. All title matters revealed by the Title Commitment, UCC Reports and Survey and not objected to by Patriot as provided above (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Patriot shall not be required to take title to the Real Property subject to any matters which may arise subsequent to the effective date of the Title Commitment, UCC Reports and Survey examined by Patriot prior to the date hereof. Patriot and Greenspoint agree that the Existing Secured Indebtedness is a Permitted Title Exception.

          (d) In connection with the issuance of Units to Greenspoint, Greenspoint shall deliver to Patriot at Greenspoint's sole cost and expense, the following information, prepared as of the Effective Date:

               (1) depreciation and amortization schedules for the assets constituting the Property, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;

               (2) basis information (computed for both book and tax purposes, if different) for all non-depreciable, non-amortizable assets that are components of the Property;

               (3) the adjusted basis of Greenspoint's partners in assets contributed to Greenspoint;

               (4) calculations of the estimated amounts of gain to be realized and recognized by Greenspoint's partners as a result of the transactions involving the Property in accordance with this Agreement showing the method by which such amounts are calculated;

               (5) breakouts of basis information for any other balance sheet accounts of Greenspoint for which information has not been provided pursuant to the other clauses of this subsection;

               (6) the names and number of Greenspoint's partners; and

               (7) for each of Greenspoint's partners that is a partnership (or other entity treated as a partnership for federal income tax purposes), S corporation or grantor trust (any such entity, a "look-through entity"), and for each look-through entity that holds an indirect interest in Greenspoint through other look-through entities, the names and number of such entity's partners, shareholders or grantors.

     2.5  Conditional Additional Contribution Value.  The Contribution Value
          -----------------------------------------
shall be increased by One Million Dollars ($1,000,000.00) (the "Conditional
                                                                -----------
Additional Contribution Value") if, but only if the Net Rent (defined below) for
- -----------------------------
the Property equals or exceeds 11% of Invested Capital (defined below) for calendar year 1996 on an annualized basis and 12% of Invested Capital for calendar year 1997. "Net Rent" means total rent paid under the Lease (without subsidy through reduction of management fees or other contributions by Lessee or its affiliates) less any amounts payable by the Lessor for taxes, insurance, and capital reserves, which reserves will equal 4% of Gross Revenues (as such term shall be defined in the Lease). "Invested Capital" means (i) $45,000,000.00, plus (ii) the aggregate of all costs and expenses paid or accrued by Patriot, Lessor and their affiliates in connection with the acquisition and financing of the Property and leasing of the Hotel, including, without limitation, all legal, accounting, engineering, environmental, consulting, commission, title, escrow, loan, and other fees, costs, and expenses incurred in connection with the acquisition and financing of the Property and leasing of the Hotel (not to exceed for this calculation the amount of $250,000), plus (iii) expenditures to carry out the initial renovation budget for the Property, which, unless otherwise agreed by Patriot, Patriot American Hospitality, Inc., and Greenspoint, will not exceed $500,000.00. This Section shall survive the Closing of the transaction contemplated hereby. In the event the Contribution Value is increased pursuant to the provisions of this Section 2.4, the Operating
                                                      -----------
Partnership shall assume additional nonrecourse indebtedness of Greenspoint to be designated by Greenspoint in an amount equal to the Conditional Additional Contribution Value on the later of thirty (30) days after the (i) the final calculation of Invested Capital or (ii) the final calculation of the Net Rent for the calendar year 1997. In the event that the Lease is terminated for any reason, Patriot (its successors or assigns) shall not have any obligation to pay the Conditional Additional Contribution Value to Greenspoint.


                                   ARTICLE III
                                  ------------
                  GREENSPOINT'S REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

     To induce Patriot to enter into this Agreement and to acquire the Property in the manner provided herein, Greenspoint hereby makes the following representations and warranties with respect to the Property, upon each of which Greenspoint acknowledges and agrees that Patriot and its permitted assignees are entitled to rely and have relied:

     3.1  Organization and Power.  Greenspoint is a limited partnership duly
          ----------------------
formed, validly existing and in good standing under the laws of the State of Texas and is qualified to transact business in the State of Texas and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Greenspoint hereunder.

     3.2  Authorization and Execution.  This Agreement has been duly authorized
          ---------------------------
by all necessary action on the part of Greenspoint, has been duly executed and delivered by Greenspoint, constitutes the valid and binding agreement of Greenspoint and is enforceable in accordance with its terms. There is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with Greenspoint's performance of its obligations hereunder. The person executing this Agreement on behalf of Greenspoint has the authority to do so.

     3.3  Non-contravention.  The execution and delivery of, and the performance
          -----------------
by Greenspoint of its obligations under, this Agreement do not and will not contravene, or constitute a default under any of Greenspoint's Organizational Documents, any judgment, injunction, order or decree binding upon Greenspoint or to which the Property is subject, or, to Greenspoint's knowledge, do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, any agreement, or other instrument binding upon

Greenspoint or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of Greenspoint. There are no outstanding agreements (written or oral) pursuant to which Greenspoint (or any predecessor to or representative of Greenspoint) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof except for those that will be waived or released at or prior to Closing.

     3.4  Title To Real Property.  Greenspoint is the sole owner of fee simple
          ----------------------
absolute title to the Real Property.

     3.5  No Special Taxes.  Greenspoint has no knowledge of, nor has it
          ----------------
received any written notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.6  Compliance with Existing Laws.  To Greenspoint's knowledge,
          -----------------------------
Greenspoint possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Greenspoint has no knowledge of any termination, suspension, modification or limitation affecting any of the Authorizations. Greenspoint has no knowledge, nor has it received written notice within the past two (2) years, of any existing or threatened violation of any provision of any Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof, which existing or threatened violation could have a materially adverse effect on the value, use, insurability or operation of the Property.

     3.7  Personal Property.  All of the Personal Property, excluding the Leased
          -----------------
Property, being conveyed by Greenspoint hereunder are free and clear of all liens and encumbrances except for those which will be discharged by Greenspoint at Closing, and Greenspoint has good and merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

     3.8  Operating Agreements.  To Greenspoint's knowledge, there are no
          --------------------
management, service, supply or maintenance contracts in effect with respect to the Property other than the Operating Agreements. To Greenspoint's knowledge, Greenspoint has performed in all material respects all of its obligations under each of the Operating Agreements and there are no defaults under any of the Operating Agreements. To Greenspoint's knowledge, all other parties to the Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect.
To Greenspoint's knowledge, Greenspoint has received no notice of any intention by any of the parties to any of the Operating Agreements to cancel the same, nor has Greenspoint canceled any of same.

     3.9  Insurance.  To Greenspoint's knowledge, all of Greenspoint's Insurance
          ---------
Policies
are valid and in full force and effect and Greenspoint has complied with all requirements or recommendations of the insurance carriers of the Insurance Policies.

     3.10 Condemnation Proceedings; Roadways.  Greenspoint has received no
          ----------------------------------
written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Greenspoint has no knowledge of any change in the route or width of any street or road adjacent to or serving the Real Property, and Greenspoint has received no written notice of any proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

     3.11 Actions or Proceedings.  There is no action, suit or proceeding
          ----------------------
pending or to Greenspoint's knowledge threatened against or affecting Greenspoint in any court, before any arbitrator or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Greenspoint or the Property, (c) could materially and adversely affect the ability of Greenspoint to perform its obligations hereunder, (d) could create a lien on the Property, any part thereof or any interest therein, (e) concerns any past or present employee of Greenspoint or (f) could otherwise adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.12 Labor and Employment Matters.  To Greenspoint's knowledge, neither
          ----------------------------
Greenspoint nor its management company is a party to any oral or written employment contracts or agreements with respect to the Property. To Greenspoint's knowledge, there are no labor disputes or organizing activities pending or threatened as to the operation or maintenance of the Property or any part thereof. Neither Greenspoint nor its management company is a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. Patriot shall not have any liability under any pension, profit sharing or welfare benefit plan that Greenspoint, Greenspoint's management company or any Affiliated Company may have established with respect to the Property or their or its employees.

     3.13 Financial Information and Submission Matters.  To Greenspoint's
          --------------------------------------------
knowledge, all of Greenspoint's financial information, including, without limitation, all books and records and financial statements ("Financial
                                                             ---------
Information") is correct and complete in all material respects and presents
- -----------
accurately the results of the operations of the Property for the periods indicated. Since the date of the last financial statement included in Greenspoint's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property.

     3.14 Submission Matters.  To Greenspoint's knowledge, all Submission
          ------------------
Matters delivered by Greenspoint to Patriot pursuant to this Agreement are true, correct and complete in all material respects.

     3.15 Bankruptcy.  No Act of Bankruptcy has occurred with respect to
          ----------
Greenspoint.

     3.16 Hazardous Substances.  To Greenspoint's knowledge, Greenspoint
          --------------------
has not, nor has Greenspoint received any written notice that any previous owner, tenant, occupant or user of the Property has, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. Greenspoint has not received any written notice that any Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Greenspoint's knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements. Greenspoint has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. To Greenspoint's knowledge, neither Greenspoint nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which Greenspoint (or Patriot after Closing) may be liable. To Greenspoint's knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Greenspoint's knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or relating to any Environmental Damages. To Greenspoint's knowledge, no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property.

     3.17 Intentionally Deleted.
          ---------------------

     3.18 Occupancy Agreements.  There are no leases, concessions or occupancy
          --------------------
agreements in effect with respect to the Real Property other than the Occupancy Agreements. Except as specifically provided in the Occupancy Agreements, no tenant or concessionaire is entitled to any rebates, allowances, free rent or rent abatement for any period after the Closing of the transaction contemplated hereby. To Greenspoint's knowledge, Greenspoint has received no notice of any intention by any of the parties to any of the Occupancy Agreements to cancel the same, nor has Greenspoint canceled any of same. To Greenspoint's knowledge, no brokerage commissions or compensation of any kind shall be due in connection with the Occupancy Agreements, and the rents or revenues to be derived therefrom.

     3.19 Leased Property.  To Greenspoint's knowledge, all Personal Property
          ---------------
Leases are in good standing and free from default.

     3.20 Americans With Disabilities Act.  To Greenspoint's knowledge,
          -------------------------------
Greenspoint has received no written notice that the Property is not in compliance with the Americans With Disabilities Act.

     3.21 Structural Condition.  Except as disclosed in writing by Greenspoint
          --------------------
to Patriot and as contained in any engineering reports concerning the Property delivered to Patriot, to Greenspoint's knowledge, there is no latent material defect in the Improvements or structural elements thereof, mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems) therein, the utility system servicing the Property and the roofs.

     3.22 Zoning and Platting.  Greenspoint has no knowledge of any proceeding
          -------------------
and has received no written notice of any threatened action or proceeding which could result in a modification or termination of the present zoning of the Property. To Greenspoint's knowledge, the Property is properly platted as a separate lot under Applicable Laws and constitutes a separate tax lot.

     3.23 Access.  Greenspoint has no knowledge of any pending and has received
          ------
no written notice of any threatened governmental proceeding which would limit or result in the termination of the Property's existing access to and from public streets or roads.

     3.24 No Commitments.  To Greenspoint's knowledge, no commitments have
          --------------
been made to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Patriot to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

     3.25 Greenspoint Is Not a "Foreign Person".  Greenspoint is not a
          -------------------------------------
"foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Greenspoint is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

     3.26 No Other Property Interests.  To Greenspoint's knowledge, there
          ---------------------------
are no property interests, buildings, structures or other improvements or personal property that are owned by Greenspoint which are necessary for the operation of the Hotel that are not being conveyed pursuant to this Agreement.

     3.27 Investment Representations and Warranties.  In the event all or a
          -----------------------------------------
portion of the Contribution Value is to be received through the issuance of Units, Greenspoint represents, warrants and covenants as follows:

          (a) Greenspoint understands the risks of, and other considerations relating to accepting Units in connection with its contribution of the Property to Patriot. Greenspoint is an "accredited investor" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and by reason of its
                                         --------------
business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to the transaction contemplated by this Agreement, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, and it is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interest, and (iii) is capable of bearing the economic risk of such investment. Greenspoint agrees that Greenspoint and any direct or indirect owner of Greenspoint which will receive Units shall complete, execute and deliver to Patriot on or before the Closing Date (i) the Prospective Subscriber Questionnaire attached hereto as Exhibit D, and (ii) the letter agreement
                                 ---------
attached hereto as Exhibit E.
                   ---------

          (b) Greenspoint understands that an investment in the Operating Partnership involves substantial risks. Greenspoint has been given the opportunity to make a thorough investigation of the proposed activities of the Operating Partnership. Greenspoint has been afforded the opportunity to obtain any information deemed necessary by Greenspoint. Greenspoint confirms that all documents, records, and books pertaining to its investment in the Operating Partnership and requested by Greenspoint have been made available or delivered to Greenspoint. Greenspoint has had an opportunity to ask questions of and receive answers from the Operating Partnership, or from a person or persons acting on the Operating Partnership's behalf, concerning the terms and conditions of the transaction contemplated by this Agreement and its acquisition of Units. Greenspoint has relied upon, and is making its investment decisions, solely upon such information as has been provided to Greenspoint in writing by the Operating Partnership.

          (c) The Units to be issued to Greenspoint by the Operating Partnership will be acquired by Greenspoint for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Greenspoint's right (subject to the terms of the partnership agreement of the Operating Partnership) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. Greenspoint was not formed for the specific purpose of acquiring an interest in the Operating Partnership.

          (d) Greenspoint acknowledges that (i) the Units to be issued to Greenspoint have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect; (ii) the Operating Partnership's and Patriot's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations, warranties and covenants of Greenspoint contained herein; (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available; (iv) there is no public market for such Units; (v) Units issued to Greenspoint are not transferable without the prior written consent of PAH GP, Inc. which consent shall not be withheld if PAH GP, Inc. determines that the transfer of same is a valid private placement under applicable Federal and State securities laws; and (vi) the Operating Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Greenspoint hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder set forth in the partnership agreement of the Operating Partnership and/or in a stock restriction agreement, Greenspoint may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units acquired hereby for an indefinite period of time, and that, under the terms of the partnership agreement of the Operating Partnership, as it will be in effect on the Closing Date, Units will not be redeemable at the request of the holder thereof for cash or (at the option of Patriot American Hospitality, Inc.) for common stock in Patriot American Hospitality, Inc. prior to the second anniversary of their issuance.

          (e) The address set forth for Greenspoint in Section 11.9 below is the
                                                       ------------
address of Greenspoint's principal place of business or residence, as applicable, and Greenspoint has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which principle place of business or residence, as applicable, is sited.

     3.28 Existing Secured Indebtedness.  The only debt secured by liens on
          -----------------------------
the Property, or any portion thereof, is the Existing Secured Indebtedness. The Existing Secured Indebtedness is fully prepayable in whole or in part at any time.

     3.29 Space Leases.  To Greenspoint's knowledge, Greenspoint has performed
          ------------
in all material respects all of its obligations under the Space Leases and there are no defaults under the Space Leases. To Greenspoint's knowledge, all other parties (whether one or more) to the Space Leases have performed all of their respective obligations thereunder in all material respects, and are not in default thereunder in any material respect. To Greenspoint's knowledge, Greenspoint has received no written notice of any intention by any of the parties to the Space Leases to cancel the same, nor has Greenspoint canceled the same.

     3.30 Relationship to Certain Parties.  To the best knowledge of the
          -------------------------------
general partner of Greenspoint, Greenspoint does not have a direct or indirect relationship to the Central States, Southeast and Southwest Areas Pension Fund within the meaning of Section 514(c)(9)(B)(iv) of the Internal Revenue Code of 1986, as amended. To the best knowledge of the general partner of Greenspoint, the list of partners in Greenspoint delivered by Greenspoint to Patriot is true, correct and complete.

     3.31 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.  PATRIOT HEREBY
          ---------------------------------------------
AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE 3, OR AS OTHERWISE EXPRESSLY STATED HEREIN OR IN THE DEED OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, NEITHER GREENSPOINT NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF GREENSPOINT HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS SALE, OR ANY PART THEREOF,

INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS AS TO THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY OR THE CAPABILITIES THEREOF, AND THAT PATRIOT, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, DOES NOT RELY UPON ANY STATEMENT AND/OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, BY ANY INDIVIDUAL, FIRM OR CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED HEREIN OR DELIVERED PURSUANT THERETO OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EXCEPT AS OTHERWISE PROVIDED HEREIN, PATRIOT AGREES TO TAKE THE REAL PROPERTY AND THE PERSONAL PROPERTY "AS IS," AS OF THE DATE HEREOF, REASONABLE WEAR AND TEAR EXCEPTED. IN ADDITION, EXCEPT AS SET FORTH HEREIN, GREENSPOINT MAKES NO REPRESENTATION OR WARRANTIES REGARDING THE COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

Each of the representations and warranties contained in this Article III and its
                                                             -----------
various subparagraphs are intended for the benefit of Patriot and may be waived in whole or in part, by Patriot, but only by an instrument in writing signed by Patriot. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby for the period specified below except to the extent that Greenspoint gives Patriot written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, or Patriot otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Patriot nevertheless elects to close this transaction. Any such written notice from Greenspoint to Patriot shall state in the first paragraph thereof and in all capitalized letters that "THIS NOTICE IS GIVEN PURSUANT TO THE CONTRIBUTION AGREEMENT MADE AS OF JULY 11, 1996 AND RELATES TO THE UNTRUTH OR INACCURACY OF GREENSPOINT'S REPRESENTATIONS OR WARRANTIES." Patriot shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Patriot receives written notice from Greenspoint satisfying the foregoing requirements, or (ii) Paul A. Nussbaum, Thomas W. Lattin, Rex E. Stewart or Leslie Ng has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence and as provided above, no investigation, audit, inspection, review or the like conducted by or on behalf of Patriot shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Patriot has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Patriot to execute this Agreement and to close the transaction contemplated hereby and to pay the Contribution Value to Greenspoint.

Whenever the term "to Greenspoint's knowledge" or "known to Greenspoint" is used in this Agreement or in any representations and warranties given to Patriot at Closing, such knowledge shall be the actual knowledge of Frank Tongol and Tom Schmidt, the general manager of the Hotel (the "Key Personnel") after inquiry of
                                                -------------
the Hotel's controller, director of
food and beverage service and director of sales. Greenspoint shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to the Key Personnel. In connection with the representations made in Section 3.16, the
                                                           ------------
term "to Greenspoint's knowledge" or "known to Greenspoint" shall be deemed to include, with respect to representations and warranties relating to whether the Property complies with Environmental Requirements, only those facts that an experienced, prudent operator and/or manager of real estate properties could reasonably be expected to know have environmental significance and not such facts that would be known only to an environmental professional to have environmental significance.


                                   ARTICLE IV
                                  -----------
                   PATRIOT'S REPRESENTATIONS AND WARRANTIES
                   ----------------------------------------

     To induce Greenspoint to enter into this Agreement and to contribute the Property to Patriot, Patriot hereby makes the following representations and warranties, upon each of which Patriot acknowledges and agrees that Greenspoint is entitled to rely and has relied:

     4.1  Organization and Power.  Patriot is duly organized, validly existing
          ----------------------
and in good standing under the laws of the State of Virginia and has all corporate and/or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Patriot hereunder.

     4.2  Authority of Patriot.  This Agreement has been duly authorized by all
          --------------------
necessary action on the part of Patriot, has been duly executed and delivered by Patriot, constitutes the valid and binding agreement of Patriot and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Patriot has the authority to do so.

     4.3  Non-contravention.  The execution and delivery of this Agreement and
          -----------------
the performance by Patriot of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Patriot or result in the creation of any lien or other encumbrance on any asset of Patriot.

     4.4  Litigation.  There is no action, suit or proceeding, pending or to
          ----------
Patriot's knowledge threatened, against or affecting Patriot in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Patriot, and (c) could materially and adversely affect the ability of Patriot to perform its obligations hereunder.

     4.5  Bankruptcy.  No Act of Bankruptcy has occurred with respect to
          ----------
Patriot.

Wherever the term "to Patriot's knowledge" or "known to Patriot" is used in this Agreement or in any representations and warranties given to Greenspoint at Closing, such knowledge shall be the actual knowledge of Paul A. Nussbaum, Thomas W. Lattin, Rex E. Stewart or Leslie Ng only, without any further inquiry.


                                    ARTICLE V
                                   ----------
                              CONDITIONS PRECEDENT
                              --------------------

     5.1  As to Patriot's Obligations.  Patriot's obligations hereunder are
          ---------------------------
subject to the satisfaction of the following conditions precedent:

          (a)  Greenspoint's Deliveries.  Greenspoint shall have delivered to or
               ------------------------
for the benefit of Patriot, on or before the Closing Date, all of the documents and other information required of Greenspoint pursuant to Sections 8.2 and 8.4
                                                          --------------------
hereof.

          (b)  Representations, Warranties and Covenants; Obligations of
               ---------------------------------------------------------
Greenspoint. All of Greenspoint's representations and warranties made in this
- -----------
Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; Greenspoint shall have performed in all material respects all of its covenants and other obligations under this Agreement; and none of the following events (or events of similar magnitude) have occurred which could in Patriot's reasonable judgment, materially and adversely affect the Property:

          (i) a structural failure causing significant human fatalities such as the structural failure that occurred at the Hyatt Hotel in Kansas City, Missouri;

          (ii) significant human fatalities caused by disease which is specifically identified with the Property such as the occurrence of Legionnaires disease associated with the Bellevue Stratford Hotel in Philadelphia, Pennsylvania; and

          (iii) significant human fatalities caused by the failure of life/safety systems such as the fire which occurred at the MGM Grand Hotel in Las Vegas, Nevada.

          (c) Title Insurance.  Receipt by Patriot of an Owner Policy of Title
              ---------------
Insurance issued by the Title Company subject only to Permitted Title Exceptions as determined in accordance with Section 2.4 hereof and including, without
                                 -----------
limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property.

          (d) Title to Property.  Greenspoint shall be the sole owner of good
              -----------------
and indefeasible fee simple title to the Real Property and good and marketable fee simple title to the Tangible Personal Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions and those to be released at

Closing.

          (e) Condition of Improvements.  The Improvements and the Tangible
              -------------------------
Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, Greenspoint shall not have diminished in any material respect the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property. Greenspoint shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property without Patriot's prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any lien or security interest.

          (f) Right to Use Wyndham Name.  Patriot shall have received a letter
              -------------------------
agreement from Wyndham Management Corporation ("Manager"), Lessee's property
                                                -------
manager for the Property, or from the appropriate affiliate of Manager or Lessee in the form of Exhibit I attached hereto.
               ---------

          (g) Liquor License.  There shall be valid liquor licenses, alcoholic
              --------------
beverage licenses and other permits and Authorizations necessary to operate the restaurant, bars and lounges presently located in the Hotel in place and all such liquor licenses, alcoholic beverage licenses and other permits and Authorizations shall be held in the names of the operators of such businesses. Greenspoint agrees to cause the holders of such licenses to execute such consents and estoppels as reasonably required by Patriot's lender.

          (h) Pay-Off Letter.  Greenspoint shall have caused to be delivered to
              --------------
Patriot the Pay-Off Letters from each and every holder of any portion of the Existing Secured Indebtedness (collectively called the "Pay-off Letters")
                                                        ---------------
containing the unpaid principal and accrued interest on the subject indebtedness as of the date thereof together with a per diem amount of interest following the date thereof; and containing an unconditional obligation to release any and all liens, assignments and security interests encumbering the Property upon payment of the amount of unpaid principal balance of and accrued interest on the subject indebtedness described therein together with releases of liens.

Each of the conditions contained in this Section are intended for the benefit of Patriot and may be waived in whole or in part, by Patriot, but only by an instrument in writing signed by Patriot.

     5.2  As to Greenspoint's Obligations.  Greenspoint's obligations hereunder
          -------------------------------
are subject to the satisfaction of the following conditions precedent:

          (a) Patriot's Deliveries.  Patriot shall have delivered to or for the
              --------------------
benefit of Greenspoint, on or before the Closing Date, all of the documents and payments required of Patriot pursuant to Sections 8.3 and 8.4 hereof.
                                         --------------------

          (b) Representations, Warranties and Covenants; Obligations of Patriot.
              -----------------------------------------------------------------
All of Patriot's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Patriot shall have performed in all material respects all of its covenants and other obligations under this Agreement.

          (c) Required Financing.  The documents evidencing, securing, governing
              ------------------
or otherwise pertaining to the Required Financing described in Section 7.2
                                                               -----------
hereof (the "Required Financing Documents") shall have been executed and
             ----------------------------
delivered by Patriot and the closing of such Required Financing shall occur at the Closing of the transaction contemplated hereby.

          (d) Closing Under Other Agreement.  Simultaneously with the Closing of
              -----------------------------
the transaction contemplated hereby and subject to Patriot's rights set forth in other sections of this Agreement, Greenspoint or Greenspoint's affiliates or related entities shall have sold and conveyed to Patriot, and Patriot and/or its permitted assigns shall have purchased, the Other Property.

Each of the conditions contained in this Section are intended for the benefit of Greenspoint and may be waived in whole or in part, by Greenspoint, but only by an instrument in writing signed by Greenspoint.

     5.3  As to Patriot's and Greenspoint's Obligations.  Patriot's and
          ---------------------------------------------
Greenspoint's obligations hereunder are subject to the satisfaction of the following conditions precedent:

          (a) Acquisition of Other Property.  Simultaneously with the Closing of
              -----------------------------
the transaction contemplated hereby, Greenspoint or Greenspoint's affiliate or related entity shall have sold and conveyed to Patriot and/or its permitted assigns, and Patriot and/or its permitted assigns shall have purchased, the Other Property. Patriot at its option may, and Greenspoint shall be obligated to, waive this condition at the Closing as to the Other Property if a Permitted Reason (defined below) exists. The term "Permitted Reason" shall mean: (i) either (a) the presence at the Other Property of any Hazardous Materials and the abatement or other remediation of such Hazardous Materials with respect to the Other Property is required by Environmental Requirements, as evidenced by a letter from a qualified engineer (with a copy of the report of such engineer) and Greenspoint or its affiliate or related entity which owns the Other Property is not willing to remediate or abate the condition caused by Hazardous Materials on or before the Closing Date, or (b) the affiliate or related entity of Greenspoint which owns the Other Property is either unable or unwilling to convey fee simple title to the Other Property to Patriot, or (c) a knowing and intentional breach in any material respect by Greenspoint or its affiliate or related entity which owns the Other Property or any of Greenspoint's or its affiliate's or related entity's covenants in the Other Agreement of Purchase and Sale which breach Greenspoint or its affiliate or related entity is either unable or unwilling to cure within the time periods provided for in the relevant Other Agreement of Purchase and Sale and the breach of such covenant could materially and adversely affect the operation, value, use, marketability or insurability of title of the Other Property, or (d) the occurrence of an event of casualty or a condemnation for which Patriot is entitled to terminate the Other Agreement of Purchase and Sale and Patriot does in fact terminate the Other Agreement of Purchase and Sale.

The conditions contained in this Section are intended for the benefit of both parties hereto and may be waived in whole or in part only by an instrument in writing signed by both parties.


                                   ARTICLE VI
                                  -----------
                            COVENANTS OF GREENSPOINT
                            ------------------------

     To induce Patriot to enter into this Agreement and to purchase the Property, and to pay the Contribution Value therefor, Greenspoint covenants and agrees to the following:

     6.1  Operating Agreements and Occupancy Agreements.  Greenspoint shall not
          ---------------------------------------------
change, modify, extend, renew or terminate any existing, or enter into any, new Occupancy Agreements, Operating Agreements, management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall Greenspoint enter into any agreements modifying the Operating Agreements or Occupancy Agreements, unless
(a) any such agreement or modification will not bind Patriot or the Property after the date of Closing or (b) Greenspoint has obtained Patriot's prior written consent to such agreement or modification. Greenspoint agrees to cancel and terminate effective as of the Closing Date Greenspoint's management agreement and any other Operating Agreements which are terminable without substantial penalty unless Patriot requests in writing prior to the expiration of the Study Period that one or more remain in effect after Closing. Greenspoint shall not apply all or any part of the security or damage deposit of a tenant under any Occupancy Agreement to obligations of such tenant unless such tenant has vacated its portion of the Property as of the Closing Date. Patriot and Greenspoint hereby agree that Patriot's lessee shall assume the Operating Agreements that are not terminated by Patriot (all such Operating Agreements not so terminated being herein called "Assumed Operating Agreements"). With respect
                                   ----------------------------
to the Assumed Operating Agreements, the Lessee shall be required at Closing to assume all obligations thereunder accruing from and after the Closing Date.
With respect to any other Operating Agreement which Patriot requests in writing prior to the Closing Date be terminated (herein called the "Terminated Operating
                                                            --------------------
Agreements"), (a) upon Patriot's request, Greenspoint shall give notice of
- ----------
termination of such Terminated Operating Agreements to the appropriate party, and (b) if Greenspoint has no right to terminate same, or if any substantial fee is due thereunder as a result of such termination, Patriot shall be required to pay for the payment of the termination charge at Closing.

     6.2  Warranties and Guaranties.  Greenspoint shall not before or after
          -------------------------
Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Patriot.

     6.3  Insurance.  Greenspoint shall pay all premiums on, and shall not
          ---------
cancel or voluntarily allow to expire, any of Greenspoint's Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

     6.4  Independent Audit.  Promptly following the execution of this
          -----------------
Agreement, Greenspoint shall provide and shall cause its management company to provide to Patriot's representatives and independent accounting firm access to financial and other information relating to the Property in the possession of or otherwise available to Greenspoint, its affiliates or Greenspoint's management company which would be sufficient to enable Patriot's representatives and independent accounting firm to prepare audited financial statements for 1993, 1994 and 1995 in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as Patriot may deem necessary or advisable and to audit net operating income for the Property. Greenspoint shall also provide and/or shall cause its management company to provide to Patriot's independent accounting firm a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. Greenspoint shall authorize and shall cause its management company to authorize any attorneys who have represented Greenspoint or its management company in material litigation pertaining to or affecting the Property to respond, at Patriot's expense, to inquiries from Patriot's representatives and independent accounting firm. If and to the extent Greenspoint's financial statements pertaining to the Property for any periods during the years 1993, 1994 or 1995 have been audited, promptly after the execution of this Agreement Greenspoint shall provide Patriot with copies of such audited financial statements and shall cooperate with Patriot's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Patriot's expense, a reissuance of such audited financial statements.

     6.5  Operation of Property Prior to Closing.  Greenspoint covenants and
          --------------------------------------
agrees with Patriot that, between the date of this Agreement (or such other date as specified below) and the date of Closing:

          (a) Subject to the restrictions contained herein, Greenspoint shall operate the Property in the same manner in which Greenspoint operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted, and so as to maintain the existing caliber of the Hotel operations conducted at the Property and the reasonable good will of all tenants of the Property and all employees, guests and other customers of the Hotel.

          (b) Greenspoint shall maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years.

          (c) Greenspoint shall maintain in full force and effect all Insurance Policies.

          (d) Greenspoint shall use and operate the Property in compliance in all material respects with Applicable Laws and the requirements of any mortgage, lease, Occupancy Agreement, Operating Agreement and Insurance Policy affecting the Property.

          (e) Greenspoint shall cause to be paid prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotel.

          (f) Greenspoint shall not permit the inventory of food, beverages, stock of linens, towels, paper goods, soaps, cleaning supplies, china, glassware, silverware, table cloths, napkins, miscellaneous guest supplies and engineering cleaning supplies constituting a portion of the Tangible Personal Property to be diminished other than as a result of the ordinary and necessary operation of the Hotel by Greenspoint.

          (g) Greenspoint shall not remove or cause or permit to be removed any part or portion of the Real Property or the Tangible Personal Property without the express written consent of Patriot unless the same is replaced, prior to Closing, with similar items of at least equal suitability, quality and value, free and clear of any liens or security interests.

          (h) Greenspoint and Greenspoint's managing agent shall continue to use its best efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as Greenspoint did prior to the execution of this Agreement; and all advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges heretofore customarily charged by Greenspoint for such purposes, and in accordance with Greenspoint's published rate schedules. Greenspoint acknowledges that the Contribution Value includes the transfer of Advance Bookings.

          (i) Neither Greenspoint nor Greenspoint's managing agent shall make any agreements which shall be binding upon Patriot with respect to the Property or that otherwise cannot be terminated without penalty upon thirty (30) days notice.

          (j) Greenspoint shall promptly deliver to Patriot upon Patriot's request such reports showing the revenue and expenses of the Hotel and all departments thereof, together with such periodic information with respect to room reservations and other bookings, as Greenspoint customarily keeps or receives internally for its own use.

          (k) Greenspoint or Greenspoint's managing agent shall not enter into any employment agreements which would be binding on Patriot with respect to the Property.

          (l) Greenspoint shall promptly advise Patriot of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Greenspoint obtains written notice or of which Greenspoint has knowledge.

     6.6  No Marketing.  Greenspoint shall not market the Property for sale or
          ------------
enter into discussions or negotiations with potential purchasers of the Property.

     6.7  Employees.  Payment of costs and expenses associated with accrued but
          ---------
unpaid salary, earned but unpaid vacation pay, accrued but unearned vacation pay, pension and welfare benefits, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") benefits, employee fringe benefits, employee termination
          -----
payments or any other employee benefits due to Greenspoint's, or Greenspoint's management company's employees shall be the sole responsibility and obligation of and shall be paid promptly by Greenspoint or Greenspoint's management company and Patriot shall have no liability whatsoever for any such payments and benefits concerning the employees of Greenspoint or of Greenspoint's management company. Greenspoint shall indemnify and defend Patriot and its lessee, management company and affiliates, from and against any and all claims, causes of action, proceedings, judgments, damages, penalties and liabilities made, assessed or rendered against Patriot and/or its lessee, management company and affiliates, and any costs and expenses (including attorneys' fees and disbursements) incurred by Patriot and/or its lessee, management company and affiliates, with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by such employees arising out of the failure of Greenspoint or Greenspoint's management company to comply with the provisions of this Subsection 6.7. This indemnification shall be separate from and in
        --------------
addition to the indemnification given by Greenspoint to Patriot in Article X
                                                                   ---------
below.  The provisions of this Section 6.7 shall survive the Closing.
                               -----------

     6.8  Prepayment of Existing Secured Indebtedness.  Greenspoint agrees to
          -------------------------------------------
pay any and all fees, penalties, charges or other costs associated with the prepayment, in full or in part, of the Existing Secured Indebtedness subsequent to the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     6.9  Required Financing Expenses.  Subject to the last sentence of Section
          ---------------------------                                   -------
6.10 below, Greenspoint agrees to pay at Closing any and all fees, costs and
- ----
expenses, including, without limitation, reasonable attorneys' fees and expenses, resulting or arising from, or in any way related to, the Required Financing (defined below). The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

    6.10  Issuance of Units Expenses.  Subject to the last sentence of this
          --------------------------
Section 6.10, Greenspoint agrees to pay at Closing any and all fees, costs and
- ------------
expenses, including, without limitation, reasonable attorneys' fees and expenses resulting or arising from or in any way related to, the issuance of Units to Greenspoint. The provisions of this Section shall survive the Closing of the transaction contemplated hereby. Notwithstanding the foregoing, Greenspoint shall pay the first $50,000.00 of the fees and expenses described in Section 6.9
                                                                     -----------
and this Section 6.10, and if the total of such fees and expenses exceed
         ------------
$50,000.00, one-half of the excess shall be paid by Greenspoint and one-half of the excess shall be paid by Patriot.

    6.11  Cooperation on Tax Matters.  In connection with the issuance of
          --------------------------
Units to Greenspoint, Greenspoint shall provide reasonable assistance to Patriot to enable Patriot to prepare its tax returns. Greenspoint shall deliver to Patriot copies of its final federal, state and local tax returns (including information returns) for the tax year in which the Closing occurs, including any amendments thereto, and to notify Patriot, in writing, of any audits of such returns, or of any audits for other tax years that could affect the amounts shown on the returns for the tax year in which the Closing occurs. Copies of such returns shall be provided to

Patriot in draft form at least twenty (20) days before they are filed, and in final form upon filing. Greenspoint shall also provide to Patriot, promptly upon receipt, any notice that Greenspoint receives from any of its partners that such partner(s) intends to prepare its tax returns in a manner inconsistent with the returns filed by Greenspoint. The parties understand and agree that the tax returns filed by Greenspoint will be substantially consistent with the information provided to Patriot pursuant to Sections 2.4(e)(i) through (v) hereof. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

    6.12  Information Regarding and Restrictions on Beneficial Ownership of
          -----------------------------------------------------------------
Units. From the Effective Date until the Closing, and then so long as
- -----
Greenspoint holds any Units, Greenspoint shall notify Purchaser in writing promptly upon any change in the identity or number of its partners or of its indirect partners as identified pursuant to Section 2.4(d)(7), and shall provide the information called for in Section 2.4(d)(6) and (7) above with respect to any such change. In addition, so long as Greenspoint holds any Units, without the prior written consent of Purchaser, Greenspoint shall not (i) admit additional partners, (ii) permit the transfer of interests in Greenspoint to a look-through entity (as defined in Section 2.4(d)(7) or (iii) permit any transfer of interests in Greenspoint if, as a result of the admissions or transfers described in (i) through (iii) would increase the number of direct or indirect beneficial owners in Greenspoint by more than 50%. Greenspoint shall use its reasonable efforts to secure the compliance of any look-through entities that hold direct or indirect interests in Greenspoint with the requirements of this Section as if such requirements applied directly to such entities. Greenspoint acknowledges that the provisions of this Section are imposed to aid Purchaser in avoiding taxation as a corporation for federal income tax purposes, agrees that monetary damages may be insufficient to remedy the potential harm caused by any breach of the provisions of this Section, and agrees that injunctive relief, including specific performance or other equitable remedy would be an appropriate remedy. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

The foregoing covenants of Greenspoint are for the benefit of Patriot or its assignee of its permitted rights under this Agreement.


                                   ARTICLE VII
                                  ------------
                              COVENANTS OF PATRIOT
                              --------------------

     7.1  Required Debt.  Patriot agrees that from the Closing and continuously
          -------------
at all times through 1999, Patriot will have debt that satisfies the criteria set forth in Section 7.2. Patriot agrees not to dispose of the Property prior to
             -----------
December 31, 1999, unless (A) such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, (which exchange will not include any cash consideration to Patriot or its affiliates in excess of customary costs and expenses incurred by Patriot or its affiliates in connection with negotiating and closing the acquisition of replacement property effecting such exchange), and (B) the replacement property received is encumbered continuously through December 31, 1999, by debt satisfying the criteria in Section 7.2. Patriot will elect to use the "remedial
                           -----------
method" for computing allocations of
income, gain, loss, and deductions attributable to the Property as set forth in Treasury Regulation (S) 1.704-3(d). The provisions of this Section will survive the Closing.

     7.2  Required Financing.  Patriot, or its assignee or affiliate, shall have
          ------------------
obtained and closed a loan in an amount of at least $22,000,000.00 that is without recourse to any partner or shareholder of Patriot or its assignee and that is secured by the Property (the "Required Financing"). The Required
                                      ------------------
Financing may consist of a portion of Patriot American Hospitality, Inc.'s or its affiliates' existing line of credit or other loans so long as such portion of the line of credit is (A) a nonrecourse liability of the borrower(s) of such loans for purposes of IRC (S) 752 and Treasury Regulation (S) 1.752-1(a)(2) and
(B) secured only by the Property. Such loan may be cross-defaulted with such line of credit or other such loan; provided, however, if a default occurs with respect to such Required Financing which Patriot's lender does not elect to waive, Patriot or its affiliates will cure the default or replace such loan with other nonrecourse debt satisfying the requirements of this Section 7.2 not less
                                                           -----------
than ten (10) days prior to the date on which Patriot's lender has scheduled the foreclosure of its lien or other remedial action to obtain possession of the Property securing the Required Financing. Nothing herein shall limit, prohibit or affect the ability of Patriot or any of its affiliates, including, without limitation, the Operating Partnership or Patriot American Hospitality, Inc., to grant a second lien on the Property to secure obligations of Patriot or any of its affiliates, including, without limitation, the Operating Partnership or Patriot American Hospitality, Inc. The provisions of this Section will survive the Closing. For federal income tax purposes and for all taxable years ended on or before December 31, 1999, the Operating Partnership agrees to allocate the Required Financing to Greenspoint to the extent allowable under the provisions of Treasury Regulations section 1.752-3(a)(1) and (2) and Revenue Ruling 95-41, 1995-1 C.B. 132 (as the same may be modified from time to time). The agreement of the Operating Partnership in the preceding sentence is referred to as the "Return Filing Agreement." The Operating Partnership also agrees for all taxable years ended on or before December 31, 1999 to supply to Greenspoint a copy of each proposed "Form K-1" with respect to Greenspoint at least fourteen
(14) days prior to the filing of the corresponding federal income tax return of the Operating Partnership; provided, however, that failure to provide such a Form K-1 for a taxable year shall not give rise to a claim for indemnification under Section 7.3 below if the Operating Partnership complies with the Return
      -----------
Filing Agreement for such taxable year. Notwithstanding the provisions of

Section 7.3, failure to comply with the Return Filing Agreement with respect to
- -----------
a taxable year shall not give rise to a claim for indemnification under Section
                                                                        -------
7.3 below if (i) the Operating Partnership supplies the proposed Form K-1 with
- ---
respect to such taxable year to Greenspoint in accordance with the provisions of the preceding sentence, and (ii) Greenspoint fails to make any objection to such proposed Form K-1 at least four (4) days prior to the filing of the Operating Partnership's corresponding federal income tax return.

     7.3  Indemnity by Patriot.  If Patriot or the Operating Partnership
          --------------------
defaults under the obligations imposed under this Article that survive the Closing, the Operating Partnership agrees to indemnify and hold harmless Greenspoint and its direct and indirect partners (the "Indemnified Parties")
                                                       -------------------
from and against the acceleration of the federal, state and local income tax liability (the "Indemnified Tax Liability") resulting from said default,
                    -------------------------
together with any expenses incurred by the Indemnified Parties as a result of such default (including, without limitation, attorneys and accountants fees). The Indemnified Tax Liability shall be the product of (a) times (b) where:

          (a)  is the difference between

               (1) the amount determined by multiplying the aggregate negative tax capital accounts, maintained for federal income tax purposes, of the partners of Greenspoint on the Closing Date by 51.6% and

               (2) the amount determined pursuant to (1) above, discounted (using a 15% interest rate) from January 1, 2000 to the date of default by Patriot); and

          (b)  is 110%.

     The provisions of this Section 7.3 shall survive the Closing.
                            -----------


                                  ARTICLE VIII
                                  ------------
                                    CLOSING
                                    -------

     8.1  Closing.  The Closing shall occur on a business day designated by
          -------
Patriot, with at least five (5) days notice to Greenspoint (which day shall be no later than July 30, 1996). As more particularly described below, at the Closing the parties hereto will (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "Closing
                                                                        -------
Documents"), (ii) deliver the same to Escrow Agent, and (iii) take all other
- ---------
action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or at such other place as Patriot shall designate by written notice to Greenspoint given at least five days prior to the Closing. At the Closing, Escrow Agent shall return the Deposit to Patriot and shall update the title to the Property, Escrow Agent shall record the Deed, release and date, where appropriate, the Closing Documents in accordance with the joint instructions of Greenspoint and Patriot. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Patriot at the Closing, subject only to Permitted Title Exceptions and the rights of tenants under the Occupancy Agreements and guests in possession.

      8.2      Greenspoint's Deliveries.  At the Closing, Greenspoint shall
               ------------------------
deliver, if not previously delivered by Greenspoint pursuant to the terms hereof, to Escrow Agent all of the following instruments, each of which, where applicable, shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Greenspoint and shall be dated as of the Closing Date:

          (a)  The Deed.

          (b)  The Bill of Sale - Personal Property.

          (c) The Assignment and Assumption Agreement to Patriot and/or its property manager, lessee or other designee (as Patriot shall specify).

          (d) The Assignment of Occupancy Agreements together with an estoppel letter from each of the tenants and concessionaires of Occupancy Agreements being assigned thereunder (1) identifying each such Occupancy Agreement and amendments or addenda thereto, or modifications thereof, by which each such tenant or concessionaire occupies its premises, (2) certifying that there are no further amendments or modifications thereof, (3) setting forth the amount of security deposit, if any, (4) certifying that, so far as is known to such tenant or concessionaire, Greenspoint is not in default under the terms, conditions and provisions of such Occupancy Agreements, (5) certifying that the tenant or concessionaire is not due any rebates, offsets or other monies or things of value thereunder, and (6) certifying as to the status of the rent and concession payments as of the date of such Occupancy Agreement; provided, however, that if any tenant refuses to execute an estoppel certificate, Patriot agrees to accept in lieu thereof, a certificate of Greenspoint as to such matters, qualified to Greenspoint's knowledge.

          (e) An estoppel letter from the landlord under the Space Leases (1) identifying such Space Leases and amendments or addenda thereto, or modifications thereof, (2) certifying that there are no further amendments or modifications thereof, (3) setting forth the amount of security deposit, if any,
(4) certifying that, so far as is known to such landlord, Greenspoint is not in default under the terms, conditions and provisions of such Space Leases, (5) certifying that the landlord is not due any rebates, offsets or other monies or things of value thereunder, and (6) certifying as to the status of the rent and concession payments as of the date of such Space Leases.

          (f) To the extent reasonably available, certificates from the applicable State taxing authority and local taxing authorities stating that all occupancy and sales taxes due and payable for the Property have been paid and, if any such taxes have not been paid, the amount due and payable as of the Closing Date.

          (g) Certificate(s)/Registration of Title for any vehicle owned by Greenspoint and used in connection with the Property.

          (h) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue such endorsements thereto which may be eliminated and issued under applicable State law and which are customarily required by institutional investors purchasing property comparable to the Property.

          (i)  The FIRPTA Certificate.

          (j) All original Warranties and Guaranties in Greenspoint's possession or reasonably available to Greenspoint.

          (k) Appropriate resolutions of the partners of Greenspoint, together with all other necessary approvals and consents of Greenspoint and such documentary and other evidence as may be reasonably required by Escrow Agent, authorizing and evidencing the authorization of (i) the execution on behalf of Greenspoint of this Agreement and the authority of the person or persons who are executing the various documents to be executed and delivered by Greenspoint prior to, at or otherwise in connection with the Closing, and (ii) the performance by Greenspoint of its obligations hereunder and under such documents.

          (l) A valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Authority.

          (m) If Patriot is assuming Greenspoint's obligations under any or all of the Operating Agreements, the originals of such agreements, and with respect to the material Operating Agreements, consent to the assignment thereof acknowledged and approved by the other parties to such Operating Agreements to the extent required by such Operating Agreements.

          (n) With respect to the material Personal Property Leases, (1) the written consent of the lessors of such leases to such assignment, if required by such Personal Property Leases, and (2) executed originals of all such leases in Greenspoint's possession or reasonably available to Greenspoint. If any Leased Property is leased pursuant to a lease which is a capital lease, in accordance with generally accepted accounting principles, and is not listed on Schedule 6
                                                                    ----------
hereto, Greenspoint shall cancel such capital lease at its expense and convey good and marketable title to such property (which shall constitute Tangible Personal Property hereunder) to Patriot free from any lien or encumbrance pursuant to the Bill of Sale - Personal Property.

          (o) The written consent of, or a comfort letter from, Manager or the appropriate affiliate of Manager or Lessee, in the form of Exhibit I hereto.
                                                           ---------

          (p) Copies of all existing Insurance Policies if same are assumed by Patriot.

          (q) To the extent in Greenspoint's possession or reasonably available to Greenspoint, originals of the following items (which shall be deemed delivered by Greenspoint under this Section 8.2 if delivered to the property
                                    -----------
manager at the Hotel): (1) complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property; and (2) as-built plans and specifications for the Property.

          (r) To the extent assignable, a written instrument executed by Greenspoint, conveying and transferring to Patriot all of Greenspoint's right, title and interest in any telephone numbers and TWX numbers relating to the Property, and, if Greenspoint maintains a post office box, conveying to Patriot all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

          (s) Duplicate originals of all agreements, leases, concession agreements and other instruments affecting the Property and the Hotel and/or restaurant business conducted thereon.

          (t) All current real estate and personal property tax bills in Greenspoint's possession or under its control.

          (u) If available, by delivery to the property manager at the Hotel, a complete set of all guest registration cards, guest transcripts, guest histories, and all other available guest information.

          (v) A complete list of all advance room reservations, functions and the like, in reasonable detail so as to enable Patriot to honor Greenspoint's commitments in that regard.

          (w) A list of Greenspoint's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due Greenspoint (which items shall be deemed delivered by Greenspoint if delivered to property manager of the Hotel).

          (x) All books, records, operating reports, appraisal reports, files and other materials in Greenspoint's possession or control which are necessary in Patriot's discretion to maintain continuity of operation of the Property (which items shall be deemed delivered by Greenspoint under this Section 8.2 if
                                                                 -----------
delivered to the property manager at the Hotel).

          (y) A current UCC Report showing no financing statements by Greenspoint as Debtor covering the Property.

          (z) Executed originals of all Occupancy Agreements and, to the extent available, Authorizations transferred or assigned to Patriot at Closing as required hereunder (which items shall be deemed delivered by Greenspoint under this Section 8.2 is delivered to the property manager at the Hotel).
     -----------

          (aa) A release, in the form of Exhibit H attached hereto, wherein
                                         ---------
Greenspoint acknowledges that Patriot has made no representations or warranties to Greenspoint or any of its partners with respect to the tax treatment of the transaction described in this Agreement desired to be achieved by Greenspoint or any of its partners.

          (bb) An opinion from Greenspoint's counsel stating that Greenspoint has duly authorized, executed and delivered to Patriot this Agreement and all of the conveyance documents to be delivered by Greenspoint hereunder.

          (cc) Any other document or instrument reasonably requested by Patriot or required hereby.

     8.3  Patriot's Deliveries.
          --------------------

          (a) At the Closing, Patriot shall deliver to Greenspoint any other document or instrument reasonably requested by Greenspoint or required hereby.

          (b) Copies of all documents evidencing the Required Financing, fully executed by Patriot and the lender thereunder.

          (c) Any other document or instrument reasonably required by Patriot or required hereby.

     8.4  Mutual Deliveries.  At the Closing, Patriot and Greenspoint shall
          -----------------
mutually execute and deliver each to the other:

          (a) A final closing statement reflecting the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

          (b) Such other documents, instruments and undertakings as may be required by the liquor authorities of the State where the Property is located, or of any county or municipality or governmental entity having jurisdiction with respect to the transfer or issue of liquor licenses or alcoholic beverage licenses or permits for the Hotel, to the extent not theretofore executed and delivered.

          (c)  The Lease.

          (d) At or prior to the Closing, Patriot American Hospitality, Inc. and Greenspoint will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit G.
                            ---------

          (e) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel.

     8.5  Closing Costs.  Except as is explicitly provided in this Agreement,
          -------------
each party hereto shall pay its own legal fees and expenses. All filing fees for the Deed and the transfer, recording, sales or other similar taxes and surtaxes due with respect to the transfer of title shall be paid by Greenspoint. Greenspoint shall pay for the costs associated with the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments. Greenspoint shall pay all costs for title searches and all premiums for the issuance of the Title Policy and all endorsements (other than a zoning endorsement) thereto and deletions therefrom which are customarily required by institutional investors purchasing property comparable to the Property. Patriot shall pay all other costs (except any costs incurred by Greenspoint for its own account) in carrying out the transactions contemplated hereunder.

     8.6  Revenue and Expense Allocations.  All revenues and expenses with
          -------------------------------
respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Greenspoint and Patriot as provided herein. Greenspoint shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the date of Closing, and Patriot shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing (provided that housekeeping costs and the Rooms Ledger for the date of Closing shall be shared equally between Patriot and Greenspoint). Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the Contribution Value. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated at Closing:

          (a)  Current rents.

          (b)  Real estate and personal property taxes.

          (c) Revenue and expenses under the Operating Agreements to be assigned to and assumed by Patriot.

          (d) Utility charges (including, but not limited to, charges for water, sewer and electricity).

          (e) Value of fuel stored on the Property at the price paid for such fuel by Greenspoint, including any taxes.

          (f) Municipal or other governmental improvement liens, which shall be paid by Greenspoint at Closing where the work has physically commenced, and which shall be assumed by Patriot at Closing where the work has been authorized, but not physically commenced.

          (g) Insurance premiums, to the extent the Insurance Policies are assumed by Patriot.

          (h)  Permit fees, where transferable.

          (i) All other revenues and expenses of the Property, including, but not limited to, such things as restaurant, bar and meeting room income and expenses and the like.

          (j) Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the area where the Property is located.

Patriot shall retain and receive a credit against the Contribution Value for the total of (i) prepaid rents, (ii) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, (iii) unforfeited security deposits together with interest thereon held by Greenspoint under the Occupancy Agreements, and (iv) the value of any complimentary rooms (based upon the "rack" rate for each room) and any complimentary food or beverages (based upon the advertised rate for each food and beverage) provided by Greenspoint from and after 12:01 a.m. on the Closing Date. At Closing, Greenspoint shall contribute to Patriot in connection with the Hotel, and Patriot shall acquire from Greenspoint, and the Contribution Value shall be increased by the face value of the so-called "guest ledger" as mutually approved by Patriot and Greenspoint for the Hotel of guest accounts receivable payable to the Hotel as of the check out time for the Hotel on the Closing Date (based on guests and customers then using the Hotel) both (1) in occupancy from the preceding night through check out time the morning of the Closing Date, and (2) previously in occupancy prior to check out time on the Closing Date; provided, however, that the term "guest ledger" shall not include any accounts receivable which have been or are to be paid by any means other than a credit card.
Patriot shall not be obligated to acquire such non-credit card accounts receivable, and Greenspoint shall retain all rights with respect thereto (including, without limitation, the right to collect same). For purposes of this Agreement, transfer or sale at face value shall have the following meaning for the guest ledger: the total of all credit card accounts receivable as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies), less accounting charges for rooms furnished on a gratuity or complimentary basis to any hotel staff or as an accommodation to other parties and less Patriot's one-half ( 1/2) share of the Rooms Ledger.

Greenspoint shall pay or cause to be paid all real estate taxes and special assessments for the Property due and payable in, or deferred with respect to the years prior to, the year in which the Closing occurs. All special assessments pending, levied or due and payable on or prior to the Closing Date shall be paid by Greenspoint on or before the Closing Date. All subdivision and platting costs and expenses heretofore incurred by Greenspoint, including, without limitation, all subdivision exactions, fees and costs and all dedication of land for parks and other public uses or payment of fees in lieu thereof, shall be paid by Greenspoint on or prior to the Closing Date.

Greenspoint shall be required to pay all sales, occupancy and liquor taxes and like impositions currently through the date of Closing and if reasonably available, deliver evidence of payment of same to Patriot.

Patriot shall not be obligated to collect any delinquent rents, or revenues accrued prior to the Closing Date for Greenspoint, but if Patriot collects same, such amounts shall be promptly remitted to Greenspoint in the form received.

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes) or appeals are pending, the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Greenspoint or Patriot with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The proration provisions of this Agreement shall survive the Closing of the transaction contemplated hereby for a period of twelve (12) months.


                                   ARTICLE IX
                                  -----------
                               GENERAL PROVISIONS
                               ------------------

     9.1  Condemnation.  In the event of any actual or threatened taking,
          ------------
pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Greenspoint shall give written notice thereof to Patriot promptly after Greenspoint learns or receives notice thereof. If all or a Substantial Portion (as hereinafter defined) of the Real Property is, or is to be, so condemned or sold, Patriot shall have the right to terminate this Agreement pursuant to Section 10.4 hereof. If Patriot elects not
                                     ------------
to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Patriot at Closing. Greenspoint shall not settle or compromise any such proceeding without Patriot's written consent. If Patriot elects to terminate this Agreement by giving Greenspoint written notice thereof prior to the Closing, the Deposit shall be promptly returned to Patriot and all rights and obligations of Greenspoint and Patriot hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately. In the event any portion of the Real Property is affected by a condemnation, sale or eminent domain action and such condemnation, sale or eminent domain action does not constitute a Substantial Portion of the Real Property, this Agreement shall remain in full force and effect without a reduction in the Contribution Value except as provided below. In the event of any such condemnation, sale or eminent domain action that does not constitute a Substantial Portion of the Real Property, Patriot shall be entitled to any and all claims that Greenspoint may have to condemnation awards or any and all causes of action with respect to such condemnation, sale or eminent domain action (all of which shall be assigned by Greenspoint to Patriot at Closing), and Greenspoint shall credit to Patriot at Closing, by an appropriate adjustment to the Contribution Value, an amount equal to all payments (if any) theretofore received by Greenspoint with respect to such condemnation, sale or eminent domain action. For purposes of this Section 9.1, a "Substantial Portion" shall
                                     -----------     -------------------
mean a condemnation of in excess of $1,000,000.00 in value of the Real Property. This provision shall survive the Closing of the transaction contemplated hereby.

     9.2  Risk of Loss.  The risk of any loss or damage to the Property prior
          ------------
to the recordation of the Deed shall remain upon Greenspoint. If any such loss or damage which constitutes Substantial Loss or Damage occurs prior to Closing, Patriot shall have the right to terminate this Agreement pursuant to Section
                                                                     -------
10.4 hereof. If Patriot elects not to terminate this Agreement, all insurance
- ----
proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to Patriot at Closing and Patriot shall receive as a credit against the Contribution Value the amount of any deductibles under the policies of insurance covering such loss or damage. If Patriot elects to terminate this Agreement by giving Greenspoint written notice thereof prior to the Closing, the Deposit shall be promptly returned to Patriot and all rights and obligations of Greenspoint and Patriot hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately. In the event any of the Property or any of the items constituting the Personal Property should be damaged or destroyed as a result of fire or other casualty and such damage does not constitute Substantial Loss or Damage and such damage is not repaired prior to Closing, the rights and obligations of Greenspoint and Patriot hereunder with respect to the Property shall not be affected by such destruction or damage and Patriot shall accept title to the Property in its destroyed or damaged condition. In such event, at the Closing, Patriot shall receive a credit against the Contribution Value equal to the amount of damage to the Property resulting from such loss or damage. For purposes of this Section 9.2, "Substantial Loss or Damage" shall mean loss or
                 -----------   --------------------------
damage, the cost for repair of which (as mutually determined by Patriot and Greenspoint at the time of such loss or damage) exceeds $1,000,000.00. In the event that Patriot and Greenspoint are unable to agree on the cost of repair of any Substantial Loss or Damage, then such cost of repair shall be determined by an insurance adjuster selected by Greenspoint and approved by Patriot, such approval not to be unreasonably withheld. This provision shall survive the Closing of the transaction contemplated hereby.

     9.3  Absence of Broker.  There is no real estate broker involved in this
          -----------------
transaction. Patriot warrants and represents to Greenspoint that Patriot has not dealt with any real estate broker in connection with this transaction, nor has Patriot been introduced to the Property or to Greenspoint by any real estate broker, and Patriot shall indemnify Greenspoint and save and hold Greenspoint harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Patriot, or as a result of having introduced Patriot to Greenspoint or to the Property. In like manner, Greenspoint warrants and represents to Patriot that Greenspoint has not dealt with any real estate broker in connection with this transaction, nor has Greenspoint been introduced to Patriot by any real estate broker, and Greenspoint shall indemnify Patriot and save and hold Patriot harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Greenspoint in connection with this transaction.

     9.4  Bulk Sale.  Greenspoint shall indemnify Patriot and save and hold
          ---------
Patriot harmless from and against any claims, suits, demands, liabilities or obligations of any kind or nature whatsoever, including all costs of defending same, and reasonable attorneys' fees paid or incurred in connection therewith, arising out of or relating to any claim made by any third party or any liability asserted by any third party that any applicable bulk sales law or like statute has not been complied with. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     9.5  Confidentiality.  Except as hereinafter provided, from and after the
          ---------------
execution of this Agreement, Patriot and Greenspoint shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction. Notwithstanding the foregoing, it is acknowledged that Patriot is, or is an affiliate of, a real estate investment trust (the "REIT")
                                                                        ----
and the REIT has and will seek to sell shares to the general public; consequently, Patriot shall have the absolute and unbridled right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Patriot or Patriot's attorneys to satisfy disclosure and reporting obligations of Patriot
or its affiliates under applicable law.   After Closing, Patriot shall be free
to disclose previously confidential information in its sole, unfettered discretion; provided, however, neither Greenspoint nor Patriot shall issue any press release regarding the transaction contemplated hereby for the period which is fourteen (14) days following the Closing Date without the consent of the other party.

     9.6  Greenspoint's Accounts Receivable.  It is expressly agreed by and
          ---------------------------------
between Patriot and Greenspoint that Greenspoint is not hereby agreeing to sell to Patriot, and Patriot is not hereby agreeing to purchase from Greenspoint, any of Greenspoint's accounts receivable. All of Greenspoint's accounts receivable shall be and remain the property of Greenspoint, subsequent to the Closing of the transaction contemplated hereby. At the Closing, Greenspoint shall prepare a list of its outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due to Greenspoint. Patriot shall hold any funds received by Patriot explicitly designated as payment of such accounts receivable, in trust, if Patriot actually collects any such amounts, and shall pay the monies collected in respect thereof to Greenspoint at the end of each calendar month, accompanied by a statement showing the amount collected on each such account. Other than the foregoing, Patriot shall have no obligation with respect to any such account, and Patriot shall not be required to take any legal proceeding or action to effect collection on behalf of Greenspoint. It is generally the intention of Patriot and Greenspoint that although all of Greenspoint's accounts receivable shall be and remain the property of Greenspoint, still, if any such accounts are paid to Patriot, then Patriot shall collect same and remit to Greenspoint in the manner above provided. Nothing herein contained shall be construed as requiring Patriot to remit to Greenspoint any funds collected by Patriot on account of Patriot's accounts receivable generated from Hotel operations, even if the person or entity paying same is also indebted to Greenspoint. Greenspoint agrees that it shall not bring any legal action to enforce collection of payment of any accounts receivable against any current tenant of the Property or other third party in a contractual or business relationship with the Property as of the Closing Date.


                                    ARTICLE X
                                    ---------
                             LIABILITY OF PATRIOT;
                             ---------------------
          INDEMNIFICATION BY GREENSPOINT; DEFAULT; TERMINATION RIGHTS
          -----------------------------------------------------------

     10.1  Liability of Patriot.  Except for obligations expressly assumed or
           --------------------
agreed to be assumed by Patriot hereunder, Patriot is not assuming any obligations of Greenspoint or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, and Greenspoint hereby indemnifies and holds Patriot harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Patriot and its affiliates as a result of (1) obligations of Greenspoint not expressly assumed or agreed to be assumed by Patriot hereunder, or (2) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date. Patriot hereby indemnifies and holds Greenspoint harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Greenspoint as a result of acts, omissions or occurrences relating to the Property arising and accruing from and after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     10.2  Indemnification by Greenspoint. Greenspoint hereby indemnifies
           ------------------------------
and holds Patriot harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Patriot, whether before or after Closing, as a result of any inaccuracy or breach by Greenspoint of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Greenspoint pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Greenspoint has given Patriot written notice prior to Closing of the untruth or inaccuracy or of which Patriot otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Greenspoint's indemnity shall not limit Patriot's remedy described in Section 10.4(a)(ii) hereof. The provisions of this Section shall
             -------------------
survive the Closing of the transaction contemplated hereby.

     10.3  Indemnification by Patriot.  Patriot hereby indemnifies and holds
           --------------------------
Greenspoint harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Greenspoint, whether before or after Closing, as a result of any inaccuracy or breach by Patriot of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Patriot to Greenspoint pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Patriot has given Greenspoint written notice prior to Closing of the untruth or inaccuracy or of which Greenspoint otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.  None of Patriot's indemnities under this Article X include or cover any
                                                  ---------
of Patriot's obligations under Article VII hereof.  Patriot's indemnification of
                               -----------
Greenspoint pursuant to a default or breach of Patriot's obligations under
Article VII hereof are contained in, and covered solely and exclusively by,
- -----------
Section 7.3 hereof.
- -----------

     10.4  Default by Greenspoint/Failure of Conditions Precedent.  If any
           ------------------------------------------------------
condition set forth herein for the benefit of Patriot cannot or will not be satisfied prior to Closing (other than due to a default by Patriot), or upon the occurrence of any other event that would entitle Patriot to terminate this Agreement and its obligations hereunder, and if Greenspoint fails to cure any such matter or satisfy that condition within ten (10) business days after notice thereof from Patriot (or such other time period as may be explicitly provided for herein), Patriot, at its option, may elect (a) to terminate this Agreement, in which event (i) the Deposit shall be promptly returned to Patriot, (ii) if the condition which has not been satisfied is a breach of a representation, warranty or covenant, then Greenspoint shall be obligated upon demand to reimburse Patriot for Patriot's actual out-of-pocket inspection, financing and other costs related to Patriot's entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Patriot's attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement, and in connection with the negotiating and closing of the Required Financing, in connection with Patriot's due diligence review, audits and preparation for a Closing up to an aggregate amount of $750,000.00, said amount being the aggregate limitation for the foregoing costs and expenses for the Hotel and the Other Properties; provided, however, the foregoing shall not limit or include the sums which may be payable by Greenspoint pursuant to Section 10.6, and (iii)
                                                         ------------
all other rights and obligations of Greenspoint and Patriot hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; or (b) elect to proceed to Closing. If Patriot elects to proceed to Closing and there is either a misrepresentation or breach of a warranty by Greenspoint (other than a breach of a representation or warranty of which Patriot had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the breach of a covenant by Greenspoint or a failure by Greenspoint to perform its obligations hereunder, Patriot shall retain all remedies accruing as a result thereof, including, but not limited to the remedy of specific performance of Greenspoint's covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Greenspoint's breach of warranty or covenant.

     10.5  Default by Patriot/Failure of Conditions Precedent.  If any
           --------------------------------------------------
condition set forth herein for the benefit of Greenspoint (other than a default by Patriot) cannot or will not be satisfied prior to Closing, and if Patriot fails to satisfy that condition within ten (10) business days after notice thereof from Greenspoint (or such other time period as may be explicitly provided for herein), Greenspoint may, at its option, elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Patriot and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Patriot defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Patriot fails to cure any such default within ten (10) business days after notice thereof from Greenspoint, then

Greenspoint's sole and exclusive remedy for such default shall be to terminate this Agreement and retain the Deposit. Greenspoint and Patriot agree that, in the event of such a default, the damages that Greenspoint would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Greenspoint and Patriot agree that, Greenspoint shall retain the Deposit as full and complete liquidated damages and as Greenspoint's sole remedy.

     10.6  Costs and Attorneys' Fees.  In the event of any litigation or
           -------------------------
dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     10.7  Limitation of Liability.  Notwithstanding anything herein to the
           -----------------------
contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party or pursuant to any indemnity provided for in this Agreement shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 10.7 shall survive the Closing of the transaction contemplated
     ------------
hereby.


                                   ARTICLE XI
                                  -----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     11.1  Completeness; Modification.  This Agreement constitutes the
           --------------------------
entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     11.2  Assignments.  Patriot shall assign on or before Closing its
           -----------
rights hereunder to Patriot American Hospitality Partnership, L.P.; however, any such assignment shall not relieve Patriot of its obligations under this Agreement.

     11.3  Successors and Assigns.  This Agreement shall bind and inure to
           ----------------------
the benefit of the parties hereto and their respective successors and assigns.

     11.4  Days. If any action is required to be performed, or if any
           ----
notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     11.5  Governing Law.  This Agreement and all documents referred to
           -------------
herein shall be governed by and construed and interpreted in accordance with the laws of the State where the Land is located.

     11.6  Counterparts.  To facilitate execution, this Agreement may be
           ------------
executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     11.7  Severability.  If any term, covenant or condition of this
           ------------
Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.8  Costs.  Regardless of whether Closing occurs hereunder, and
           -----
except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.

     11.9  Notices.  All notices, requests, demands and other communications
           -------
hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to Greenspoint:         Houston Greenspoint Hotel Associates, L.P.
                                c/o Crow Family Holdings
                                3200 Trammell Crow Center
                                2001 Ross Avenue
                                Dallas, Texas  75201
                                Attn:  Sue Groenteman

     With a copy to:            Locke Purnell Rain Harrell
                                2200 Ross Avenue, Suite 2200
                                Dallas, Texas  75201-6776
                                Attn: Janis H. Loegering

     If to Patriot:             PAH Acquisition Corporation
                                c/o Patriot American Hospitality, Inc.
                                3030 LBJ Freeway, Suite 1500
                                Dallas, Texas  75234
                                Attn: Thomas W. Lattin, President

     With a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                1700 Pacific Avenue, Suite 4100
                                Dallas, Texas  75201
                                Attn:  Carl B. Lee, P.C. and
                                       Randall M. Ratner, P.C.

     If to Escrow Agent:        Unity Title Company
                                717 North Harwood Street
                                2610 Maxus Energy Tower
                                Dallas, Texas  75201
                                Attn:  G. Timothy Hardin

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

     11.10 Escrow Agent.  Escrow Agent referred to in the definition thereof
           ------------
contained in Section 1.1 hereof has agreed to act as such for the convenience of
             -----------
the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit, the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder.

Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     11.11 Incorporation by Reference.  All of the exhibits attached hereto are
           --------------------------
by this reference incorporated herein and made a part hereof.

     11.12 Survival.  All of the representations, warranties, covenants and
           --------
agreements of Greenspoint and Patriot made in, or pursuant to, this Agreement shall survive Closing for a period of twelve (12) months and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith (other than those contained in Section 7.3 which shall not
                                                   -----------
have any limitation on survival).

     11.13 Further Assurances.  Greenspoint and Patriot each covenant and
           ------------------
agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     11.14 No Partnership.  This Agreement does not and shall not be
           --------------
construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Greenspoint and Patriot specifically established hereby.

     11.15 Time of Essence.  Time is of the essence with respect to every
           ---------------
provision hereof.

     11.16  Signatory Exculpation.  The signatory(ies) for Patriot and
            ---------------------
Greenspoint is/are executing this Agreement in his/their capacity as representative of Patriot or Greenspoint, as the case may be, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.

     11.17  Rules of Construction.  The following rules shall apply to the
            ---------------------
construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

      IN WITNESS WHEREOF, Greenspoint and Patriot have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                           PATRIOT:
                           -------

                           PAH ACQUISITION CORPORATION, a Virginia
                           corporation



                           By:
                           Name:  Michael D. Murphy
                           Title: Senior Vice President

                           Date of Execution:  July ___, 1996


                           GREENSPOINT:
                           -----------

                           HOUSTON GREENSPOINT HOTEL ASSOCIATES,
                           L.P., a Texas limited partnership

                           By: Greenspoint Associates, Ltd., a Texas limited partnership, its general partner

                                By: The New Greenspoint Hotel Corporation, a Texas corporation, its general partner



                                By:
                                Name:  S.T. Groenteman
                                Title:  Vice President

                                Date of Execution:  July ___, 1996

                            RECEIPT OF ESCROW AGENT
                            -----------------------


          Unity Title Company, as Escrow Agent, acknowledges receipt of the Deposit from Patriot as described in Section 2.3 of the foregoing Contribution
                                     -----------
Agreement, said Deposit to be held pursuant to the terms and provisions of said Agreement.

           DATED this      day of                         , 199  .


                                     UNITY TITLE COMPANY


                                     By:
                                     Name:
                                     Title:

                                   EXHIBIT A
                                   ---------

                                      LAND


      All that lot or parcel of land situated in Harris County, Texas, more particularly described as:

                                   EXHIBIT B
                                   ---------

                             SURVEYOR'S CERTIFICATE

TO: (NAME OF PATRIOT) AND/OR ASSIGNS, SECORE FINANCIAL CORPORATION, PAINEWEBBER REAL ESTATE SECURITIES, INC., GOODWIN, PROCTER & HOAR, UNITY TITLE COMPANY AND COMMONWEALTH LAND TITLE INSURANCE COMPANY:

The undersigned (the "Surveyor") certifies that:

(a) this survey was made on the ground of the property legally described on the survey or in an attached legal description prepared by Surveyor this date, and is correct;
(b) there are no discrepancies, conflicts, shortages in area, boundary line conflicts, encroachments, protrusions, overlapping of improvements, easements or roadways except as shown on the survey;
(c) this survey correctly shows the location of all buildings, structures, fences and improvements situated on the property surveyed and the footprints of such buildings contain approximately ____ square feet;
(d) the property surveyed has direct access to and from the roadways shown on the survey, which roadways are dedicated public roadways except as otherwise shown;
(e) this map or plat and the survey on which it is based were made in accordance with "minimum standard detail requirements for ALTA/ACSM Land Title surveys", jointly established and adopted by ALTA and ACSM in 1992 and meets the accuracy requirements of an urban survey, as defined therein, and incudes items 1-4, and 6-11 and 13 in Table A contained therein and pursuant to the accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban Survey;
(f) the property surveyed is located within an area having a zone designation "____" by the Secretary of Housing and Urban Development, on Flood Insurance Rate Map No. ____, with a date of identification of _________, for Community No. _______, County, State of _________, which is the current flood insurance rate map for the community in which said premises is situated;
(g)  the number of parking spaces located on the property is ___________;
(h) all utility services required for the operation of the property surveyed either (i) enter the property through adjoining public streets, or (ii) the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land and such utility services enter the property by way of recorded easements;
(i) the property surveyed is not within any wetlands designated on any maps prepared by the U.S. Army Corps of Engineers of U.S. Department of Game and Wildlife, and there are no creeks, streams, water courses, or other bodies of water on the property except as shown on the survey;
(j) the surveyed property and only the surveyed property constitutes one tax lot and constitutes a single subdivided lot;
(k) Surveyor has reviewed the title commitment dated __________, G.F. No. ________ relating to the property surveyed prepared by Commonwealth Land Title Insurance Company; and
(l)  the existing zoning, use and density classifications are _____________.
     The property surveyed and all improvements on the property comply with all restrictions of record and land use requirements, including limitations and other requirements or restrictions as to building and tower height and location, building and structure coverage and depth, setbacks and sideyards, below grade parking requirements and elevation of other portions of the improvements, including loading docks;
(m)  the property contains approximately __________ square feet.


                                    [NAME OF SURVEYOR]

                                   EXHIBIT C
                                   ---------

                                OTHER PROPERTIES


     191-Room Wyndham Midtown Atlanta, Georgia
     Seller:  Atlanta Midtown Associates
     Purchaser:  PAH Acquisition Corporation

                                   EXHIBIT D
                                   ---------

                    Name: ________________________________


                     PROSPECTIVE SUBSCRIBER QUESTIONNAIRE


                         Patriot American Hospitality
                               Partnership, L.P.
                               3030 LBJ Freeway
                                  Suite 1500
                               Dallas, TX 75234
                          ___________________________
     The units of limited partnership interest (the "Units") of Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states. The Units are being offered in reliance on an exemption from registration under Regulation D of the Securities Act ("Regulation D") and similar state law exemptions. To satisfy the requirements of Regulation D and applicable state law exemptions, the Operating Partnership must determine whether a prospective unitholder meets that Regulation D and state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is intended to assist the Operating Partnership in making this determination.

     Please complete, execute and date this Prospective Subscriber Questionnaire and deliver it to the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offering and sale of the Units will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

     1) To establish the basis of the Subscriber's status as an accredited investor, please answer the questions set forth below.

          a) Is the Subscriber an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                        Yes                         No

          b) Is the Subscriber an individual with net income (without including any net income of the Subscriber's spouse) in excess of $200,000, or joint income with the Subscriber's spouse, in excess of $300,000, in each of the two most recent years, and does the Subscriber reasonably expect to reach the same income level in the current year?

                        Yes                         No

          c) Is the Subscriber an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Operating Partnership is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who answered "Yes" to item 1(a) or 1(b) above?
                                                         --

                        Yes                         No

          d) Is the Subscriber a retirement plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                        Yes                         No

          e) Is the Subscriber a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (e.g., a Keogh Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Units and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                        Yes                         No

          f) Is the Subscriber a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring the Units and whose total assets exceed $5,000,000?

                        Yes                         No

          g)   Is the Subscriber one of the following entities:

               (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

               (ii) A "broker/dealer" registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

               (iii) An "insurance company," as defined in Section 2(13) of the
                     Securities Act;

               (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940;

               (v) A "Small Business Investment Company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

               (vi)  A "Private Business Development Company" as defined in
                     Section 202(a)(2) of the Investment Advisers Act of 1940?

                        Yes                         No

                     If yes, then which entity (i.e., (g)(i) through (vi) above)?



          h) Is the Subscriber an entity (other than a trust, but including a grantor trust) in which all of the equity owners can answer "Yes" to any one question set forth in Sections 1(a) through 1(g) immediately above?

                        Yes                         No

     2) Is the Subscriber acquiring the Units of the Operating Partnership as a principal for the purposes of investment and not with a view to resale or distribution?

                        Yes                         No

     3) By signing this Questionnaire, the Subscriber hereby confirms the following statements:

          a) The Subscriber is aware that the offering of the Units will involve securities for which no market exists, thereby possibly requiring an investment to be held for an indefinite period of time.

          b) The Subscriber shall immediately provide the Operating Partnership with corrected information in the event any information given herein was untrue.

          c) The Subscriber acknowledges that any delivery of information relating to the Operating Partnership prior to the determination by the Operating Partnership of the suitability of the Subscriber as a Unitholder shall not constitute an offer of Units until such determination of suitability shall be made.

          d) The Subscriber acknowledges that the Operating Partnership will rely on the Subscriber's representations contained herein as a basis for exemption from registration.

          e) The Subscriber, either alone or with his or her purchase representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of the prospective investment in the Units.

          f) The answers of the Subscriber to the foregoing questions are true and complete to the best of the information and belief of the undersigned, and the Operating Partnership shall be notified promptly (and, in particular, upon the acquisition of additional Units by the Subscriber) of any changes in the foregoing answers.




                         Signature of Subscriber
                            (or duly authorized agent)




                         Title:




                         Print Name Signed Above




                         Date

                                   EXHIBIT E
                                   ---------


                                     [Date]


Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas  75234

Patriot American Hospitality, L.P.
3030 LBJ Freeway, Suite 1500
Dallas, Texas  75234


Ladies and Gentlemen:

       In consideration of the Contribution Agreement between PAH Acquisition Corporation ("Patriot"), and Houston Greenspoint Hotel Associates, L.P. ("Greenspoint"), dated July 11, 1996, pursuant to which Patriot agreed to acquire certain assets of Greenspoint for consideration including units of limited partnership interest (the "Units") in Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Operating Partnership"), the undersigned hereby agrees that the undersigned will not sell, offer or contract to sell, grant any option to purchase, pledge, redeem, convert or otherwise dispose of or transfer any Units until the date that is two (2) years from the date of the issuance of the Units, and any such transaction prior to such date shall be null and void and shall not be binding on or recognized by Patriot or Patriot American Hospitality, Inc. Greenspoint understands and agrees that (a) following such two (2) year period, Units are not transferable without the prior written consent of PAH GP, Inc., the general partner of the Operating Partnership (which consent shall not be withheld if PAH GP, Inc. determines that the transfer of same is a valid private placement under applicable Federal and State securities laws), and (b) Patriot American Hospitality, Inc. (the "Company") is not obligated to issue common stock in the Company unless that the issuance of such common stock is a valid private placement of securities and the recipients of such common stock execute and deliver an investment questionnaire in a form reasonably satisfactory to PAH GP, Inc.

                            Very truly yours,



                            Entities Receiving Units Sign

                                   EXHIBIT F
                                   ---------

                             INTENTIONALLY DELETED

                                   EXHIBIT G
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is entered into as of ___________, 1996 by and between Patriot American Hospitality,Inc., a Virginia corporation (the "Company") and Houston Greenspoint Hotel Associates, L.P., a Texas limited partnership (the "Holder").

          WHEREAS, the Holder is to receive units of limited partnership interest ("Units") in Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") pursuant to a Contribution Agreement by and between the Company and the Holder of even date herewith (the "Contribution Agreement"), which Units, at the Company's option, may be redeemed for shares of the Company's common stock, no par value ("Common Stock").

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follow:


1.        Registration.
          ------------

                 (a) Piggyback Registration. If at any time while any
                     ----------------------
Registrable Shares (as defined below) are outstanding (without any obligation to do so) the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offering of Common Stock solely for cash (other than a registration statement
(i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock (iv) in connection with a rights offering exclusively to solely to employees of the Company or its affiliates, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act, whether or not for its own account (a "Piggyback Registration Statement"), the Company shall give prompt written notice of such proposed filing to the Holder. The notice referred to in the preceding sentence shall offer the Holder the opportunity to register such amount of Registrable Shares as the Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 2 below, the Company shall include in such Piggyback Registration all Registrable Shares requested to be included in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith for which the Company has received a written request for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to the Holder. The Holder may withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell, and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration and, which in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, which shall be allocated among the Holder and all other stockholders requesting registration on a pro rata basis. As used in this Agreement, the term "Registrable Shares" means shares of Common Stock issued or to be issued to the Holder upon redemption or in exchange for the Units issued pursuant to the Contribution Agreement, excluding (A) Common Stock for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or disposed of under such Registration Statement, (B) Common Stock sold pursuant to Rule 144 under the Securities Act, or (C) Common Stock eligible for immediate sale pursuant to Rule 144 under the Securities Act.

          (b) Registration Statement Covering Issuance of Common Stock.  In lieu
              --------------------------------------------------------
of the registration rights set forth in Section 1(a) above, the Company may, in its sole discretion, prior to two (2) years from the date of the issuance of the Units (or such other date as may be required under applicable provisions of the Securities Act) file a registration statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act relating to the issuance to the Holder of shares of Common Stock upon the redemption or in exchange for such Units. Thereupon, the Company shall use reasonable efforts to cause such Issuance Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby. Any Piggyback Registration Statement or Issuance Registration Statement are sometimes referred to as a "Registration Statement."

       2. Registration Procedures:
          -----------------------

          (a) The Company shall notify the Holder of the effectiveness of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

          (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of
(i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, or (ii) the date on which the Registration Statement ceases to be effective. Within twenty (20) business days following notice from the Holder, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

          (c) The Company shall promptly notify the Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify the Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

          (d) The Company shall immediately notify the Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Company shall promptly prepare and furnish the Holder with a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, no misleading.

       3. State Securities Laws.  Subject to the conditions
          ---------------------
set forth in this Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holder may reasonably request, and the Company shall use reasonable efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a
- --------  -------
foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. The Company shall promptly notify the Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

       4. Expenses.  The Company shall bear all expenses incurred in connection
          --------
with the registration of the Registrable Shares pursuant to this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted. Additionally, the Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by it. The Holder shall also be responsible for any expenses incurred by the Company in connection with the Holder's withdrawal of all or part of the Registrable Shares from a Piggyback Registration.

       5. Indemnification by the Company.  The Company agrees to indemnify the
          ------------------------------
Holder and its officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls the Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Holder, and any underwriter and any person who controls the underwriter within the meaning the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Indemnitee expressly for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee, or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission if such loss, claim, damage, liability or expense would not have arisen had such delivery occurred.

       6. Covenants of Holder.  The Holder hereby agrees (a) to cooperate with
          -------------------
the Company and to furnish to the Company within 10 days of request all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (c) to notify the Company of any sale of Registrable Securities by the Holder, and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder in writing expressly for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will the Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and (ii) the total amount for which the Holder shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by it from the sale of the Holder's Registrable Shares in such registration.

       7. Suspension of Registration Requirement.
          --------------------------------------

          (a) The Company shall promptly notify the Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period that the Company is in possession of material, nonpublic information, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but no event will that suspension exceed 60 days. The Company agrees not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period. The Company shall notify the Holder of the existence of any Suspension Event.

          (c) To the extent the Holder's Registrable Shares are covered by a Registration Statement filed pursuant to Section 1 hereof, the Holder agrees, if requested by the Company in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering," collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 45-day period beginning on the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters.

       8.  Black-Out Period.  Following the effectiveness of the Registration
           ----------------
Statement and the filings with any state securities commissions, the Holder agrees that it will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering or so that the Company may correct or update the Registration Statement or such filing pursuant to
Section 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company.

       9.  Additional Shares.  The Company, at its option, may register, under
           -----------------
any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

       10. Contribution.  If the indemnification provided for in Sections 5 and
           ------------
6 is unavailable to an indemnified party with respect to any losses, claims, damages, action, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying
- --------  -------
party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

          The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

          No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

          11. No Other Obligation to Register.  Except as otherwise expressly
              -------------------------------
provided in this Agreement, the Company shall have no obligation to the Holder to register the Registrable Shares under the Securities Act.

          12. Amendments and Waivers.  The provisions of this Agreement may not
              ----------------------
be amended, modified or supplemented with the prior written consent of the Company and the Holder.

          13. Notices.  Except as set forth below, all notices and other
              -------
communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company and the Holder at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or
Section 6, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

          If to the Company:  Patriot American Hospitality, Inc.
                              3030 LBJ Freeway, Suite 1500
                              Dallas, Texas  75234
                              Attn:  Paul A. Nussbaum, Chairman and Chief
                                     Executive Officer

          With a copy to:     Goodwin, Procter & Hoar, LLP
                              Exchange Place
                              Boston, Massachusetts  02109
                              Attn:  Gilbert G. Menna, P.C.

          If to the Holder:   Houston Greenspoint Hotel Associates, L.P.
                              c/o Crow Family Holdings
                              3200 Trammell Crow Center
                              2001 Ross Avenue
                              Dallas, Texas  75201
                              Attn:  Sue Groenteman

          With a copy to:     Locke Purnell Rain Harrell
                              2200 Ross Avenue, Suite 2200
                              Dallas, Texas  75201-6776
                              Attn:  Janis H. Loegering

In addition to the manner of notice permitted above, notices given pursuant to Sections 1.7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

          14. Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the successors and assigns of the Company. This Agreement may be assigned by the Holder in the same manner and to the same extent that the Holder may transfer Units or Registrable Securities subject to the Agreement.

          15. Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          16. Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed wholly within said Commonwealth.

          17. Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          18. Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  PATRIOT AMERICAN HOSPITALITY, INC., a
                                  Virginia limited partnership

                                   By:
                                   Name:
                                   Title:


                                   HOUSTON GREENSPOINT HOTEL
                                   ASSOCIATES, L.P., a Texas limited partnership

                                   By:  Greenspoint Associates, Ltd., a
                                        __________ limited partnership,   its
                                        general partner

                                        By:  The New Greenspoint Hotel
                                             Corporation, a _____________
                                             corporation, its general partner



                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT H
                                   ---------

                          RELEASE REGARDING TAX ADVICE


Patriot American Hospitality, Inc.
Patriot American Hospitality Partnership, L.P.
PAH Acquisition Corporation
Tri West Plaza
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234

Dear Sirs:

          Reference is made to the Contribution Agreement dated as of the date hereof by and between Patriot American Hospitality Partnership, L.P. and the undersigned, Houston Greenspoint Hotel Associates, L.P. (the "Contribution Agreement"). Capitalized terms used without definition in this letter have the meanings set forth in the Contribution Agreement.

          Greenspoint hereby acknowledges that Patriot (which term includes for all purposes of this letter, the addressees of this letter, their affiliates and their respective officers, directors, representatives and agents) has not provided any advice, representations or warranties of any kind to Greenspoint or to any of its direct or indirect partners as to the federal, state or local tax treatment of any of the transactions contemplated by the Contribution Agreement.

          In part consideration for the mutual covenants, promises and undertakings set forth in the Contribution Agreement, the receipt and sufficiency of which is hereby acknowledged, Greenspoint hereby waives and releases Patriot from any and all claims arising out of or related to a claim that such advice, representation or warranty has been provided. Further, Greenspoint hereby agrees to indemnify Patriot and hold Patriot harmless against any claims by any of its direct or indirect partners arising out of or related to a claim that such advice has been provided.

                                 HOUSTON GREENSPOINT HOTEL
                                 ASSOCIATES, L.P.

                                 By:  Greenspoint Associates, Ltd., a
                                      __________ limited partnership,   its
                                      general partner

                                      By:  The New Greenspoint Hotel
                                           Corporation, a _____________
                                           corporation, its general partner

                                         By:
                                         Name:
                                         Title:

                                   EXHIBIT I
                                   ---------


                             Wyndham Comfort Letter
                             ----------------------


                                July ____, 1996


Paine Webber Real Estate Securities Inc.,
its successors, assigns, designees and/or affiliates
1285 Avenue of the Americas, 19th Floor
New York, New York  10019

Patriot American Hospitality Partnership, L.P.,
its successors, assigns, designees and/or affiliates
3030 LBJ Freeway, Suite 1500
Dallas, Texas  75234

     Re: Management Agreement by and between and assigned to Crow Hotel Lessee, Inc., a Texas corporation ("Crow"), as amended pursuant to that certain Assignment, Assumption and Modification Agreement dated as of ____________, 1996, and Wyndham Management Corporation, a Delaware corporation ("Wyndham") dated _________________, (as amended and assigned the "Agreement") in connection with the Hotel located at _____________________ ("Hotel")

Gentlemen:

     Wyndham has entered into the above referenced Agreement pertaining to the operation of the Hotel as a Wyndham Hotel. Patriot American Hospitality Partnership, L.P., a Virginia limited partnership ("Patriot"), and Paine Webber Real Estate Securities Inc. ("Paine Webber") have advised us that Paine Webber and Patriot have entered, or are about to enter, into a loan agreement whereby Paine Webber's loan will be secured by a first mortgage on the premises on which the Hotel is situated. Patriot and Paine Webber have requested that we execute this letter agreement with respect to Patriot's rights in the Agreement.

     Wyndham hereby acknowledges and agrees that in the event that the Lease Agreement by and between Patriot and Crow dated as of even date herewith (the "Lease") is terminated for any reason (hereinafter referred to as a "Lease Termination"), then the Agreement may be assumed by any Successor (hereinafter defined) provided such Successor shall not have any liability under the Agreement prior to the date of such assumption by such Successor. As used herein, the term "Successor" shall mean Patriot, Patriot's designee, Paine Webber, Paine Webber's designee, or any third party purchaser pursuant to a foreclosure of the mortgage or other proceeding brought to enforce the rights of the holder of the mortgage or pursuant to a deed in lieu of foreclosure or by any other method. If such Successor assumes the Agreement, the Hotel will continue to be operated as a Wyndham Hotel (or as a Wyndham Hotel and Resort, if applicable) with the use of the Wyndham Hotel and Resort name, logo and other applicable trademarks or trade names, Wyndham's reservation system, marketing and advertising services and other services provided by Wyndham Hotel Corporation and its affiliates ("Wyndham Hotels") to comparable Wyndham hotels for up to four (4) months following the date of such Lease Termination (the "Temporary Usage"). Successor shall pay to Wyndham during the period of Temporary Usage (a) the management fees payable to Wyndham under the Agreement attributable to the period of Temporary Usage and (b) the fees charged by Wyndham Hotels on a systemwide basis for comparable hotels operating under the Wyndham name which utilize the Wyndham name and services of Wyndham Hotels utilized by the Hotel (the "Trade Name Fees"), unless such termination is due to an Event of Default under the Lease (as such term is defined in the Lease) in which event no Trade Name Fee would be payable during the Temporary Usage period. Such Temporary Usage may be terminated by such Successor on thirty (30) days' notice to Wyndham Hotels.

                              Sincerely,

                              WYNDHAM MANAGEMENT CORPORATION



                              By:
                              Name:
                              Title:

                                   SCHEDULE 1
                                   ----------

                                 AUTHORIZATIONS

                                   SCHEDULE 2
                                   ----------

                             Intentionally Deleted

                                   SCHEDULE 3
                                   ----------

                              OCCUPANCY AGREEMENTS

                                   SCHEDULE 4
                                   ----------

                              OPERATING AGREEMENTS

                                   SCHEDULE 5
                                   ----------

                         EXISTING SECURED INDEBTEDNESS

                                   SCHEDULE 6
                                   ----------

                            PERSONAL PROPERTY LEASES